The Redwood Review

3rd Quarter 2008

REDWOOD TRUST

TABLE OF CONTENTS

Introduction	2

Shareholder Letter	3

Quarterly Overview	4

Financial Insights	8

- Components of Book Value	8

- Consolidating Balance Sheet	10

- Real Estate Securities at Redwood	11

- Cash Flow	13

GAAP Income	16

Taxable Income	19

Dividends	21

Capital & Liquidity	22

Mark-to-Market Adjustments	24

Residential Real Estate Securities	29

Commercial Real Estate Securities	40

Investments in Sequoia	43

Investments in Acacia	47

Appendix

Accounting Discussion	50

Glossary	53

Financial Tables	60

THE REDWOOD REVIEW 3RD QUARTER 2008   1

INTRODUCTION

Note to Readers:

We file annual reports (on Form 10-K) and quarterly reports (on Form 10-Q) with the Securities and Exchange Commission. These filings and our earnings press releases provide information about our financial results in accordance with generally accepted accounting principles (GAAP). We urge you to review these documents, which are available through our web site, www.redwoodtrust.com.

This document, called the Redwood Review, provides supplemental information about Redwood through a discussion of many GAAP as well as non-GAAP metrics, such as taxable income and economic book value. We believe that these figures provide additional insight into Redwood’s business and future prospects. In each case in which we discuss a non-GAAP metric, you will find an explanation of how it has been calculated and why we think the figure is important, and a reconciliation between the GAAP and non-GAAP figures. We hope you find the Redwood Review to be helpful to your understanding of our business.

The form and content of the Redwood Review will likely continue to change over time. We welcome your input and suggestions.

Selected Financial Highlights

Quarter:Year	GAAP Income per Share	Total Taxable Income per Share	Annualized Return on Equity	GAAP Book Value per Share	Core Book Value per Share	Total Dividends per Share
Q306	$1.22	$1.96	14%	$40.02	$36.38	$0.70
Q406	$1.32	$1.45	15%	$37.51	$34.02	$3.70
Q107	$0.66	$1.48	8%	$34.06	$34.29	$0.75
Q207	$0.41	$1.66	5%	$31.50	$34.40	$0.75
Q307	($2.18)	$1.74	(26%)	$5.32	$31.58	$0.75
Q407*	($36.49)	$0.92	(610%)	$23.18	$26.24	$2.75
Q108	($5.28)	$0.79	(83%)	$17.89	$20.74	$0.75
Q208	($1.40)	$0.11	(28%)	$17.00	$19.05	$0.75
Q308	($3.34)	$0.07	(80%)	$12.40	$14.92	$0.75
* The book values per share are after giving retroactive effect to the adoption of FAS 159 on January 1, 2008.
Without giving retroactive effect to FAS 159, the GAAP book value per share and core book value per share were a negative $22.18 and a negative $4.46, respectively.

CAUTIONARY STATEMENT: This Redwood Review contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Important factors, among others, that may affect our actual results include: changes in interest rates; changes in prepayment rates; general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; legislative and regulatory actions affecting the mortgage industry; the availability of high quality assets for purchase at attractive prices; declines in home prices; increases in mortgage payment delinquencies; changes in the level of liquidity in the capital markets which may adversely affect our ability to finance our real estate asset portfolio; changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, rating agency downgrades of securities, and increases in the supply of real estate securities available for sale, each of which may adversely affect the values of securities we own; the extent of changes in the values of securities we own and the impact of adjustments reflecting those changes on our income statement and balance sheet, including our stockholders’ equity; our ability to maintain the positive stockholders’ equity necessary to enable us to pay the dividends required to maintain our status as a real estate investment trust for tax purposes; and other factors not presently identified. This Redwood Review may contain statistics and other data that in some cases have been obtained from or compiled from information made available by servicers and other third-party service providers.

2   THE REDWOOD REVIEW 3RD QUARTER 2008

SHAREHOLDER LETTER

Dear Fellow Shareholders:

We have been cautioning about more shoes to drop throughout the credit crisis, yet the events of the last month and a half have been far more dramatic than even we had anticipated. The speed and breadth of the worldwide financial carnage has been startling. We now live in a time of extreme market volatility which makes it difficult for most investors to keep their wits about them.

So how is Redwood faring? All in all, we are okay. The structure of our balance sheet has kept us out of harm’s way and during the third quarter our investments generated cash flow of $46 million in excess of our operating and interest costs. We ended the quarter with $177 million of unrestricted cash and $7 million of short-term debt. We have kept our powder dry for the past four months, as we were uncertain of the financial impacts resulting from governmental intervention into the mortgage markets. Further, our team has benefited from watching and studying the crisis from safe ground, leaving us clear-headed, energized, and ready to tackle the challenges that lie ahead.

Nevertheless, our business remains challenging as we continue to see an overall deterioration in credit performance. Delinquencies are trending upwards in a manner somewhat worse than our base case expectations. Furthermore, we remain concerned about economic fallout and the compounding effects on an already distressed housing market. We are disappointed by the continued precipitous decline in the market values of mortgage loans and related securities (on average almost 30% during the latest quarter) that has pressured book value.

Enough focus on gloom and doom — let’s turn to the other side of the crisis. President John F. Kennedy said, “The Chinese use two brush strokes to write the word ‘crisis.’ One brush stroke stands for danger; the other for opportunity. In a crisis, be aware of the danger — but recognize the opportunity.” We have been playing defensively since late 2005; it is now time for Redwood to fully take advantage of the opportunities that are in front of us. The residential mortgage playbook has been thrown out and a new one needs to be written. We intend to be an integral part of the mortgage solutions of the future by working with the major financial institutions and the government agencies. We have the team, the track record, the systems, the relationships, and the capital.

Still, with all the uncertainty surrounding the resurgence of the residential mortgage markets, it is important to the long term success of Redwood to grow our other businesses. We are pleased with the early success of our asset management business, which offers Redwood the potential to expand our revenue stream, and provides an alternative means of raising investment capital.

You can trust that as we move forward we will keep a wary eye on credit as the recessionary period plays out. On one final note, we are significant shareholders and we share your frustration and disappointment with our current stock price, which has not been immune from the widespread declines in the stock market. We are comforted by the belief that there are many opportunities in the future to build shareholder value and we are focused and motivated to do so. We thank you for your continued support.

George E. Bull, III	Douglas B. Hansen
Chairman and CEO	President

THE REDWOOD REVIEW 3RD QUARTER 2008   3

QUARTERLY OVERVIEW

Third Quarter 2008

For the past month and a half, we have all witnessed a regrettable chapter in American financial history. You have already been bombarded by the media with all the “Who’s” — who got saved, who didn’t, and, of course, who’s to blame. And all the “Why’s” — why did it happen, why is it so unbelievably bad, and why nothing seems to work.

We are not going to add to the abundance of opinions on these topics. Instead, we are going to focus below on the “What’s”— what have we been doing, what happened to our investments, what does it mean for our business model, and what are our plans. The narrative below is aimed at answering all these inter-related questions.

From an investment standpoint we didn’t buy assets at Redwood from June 19, 2008 to October 22, 2008. We held back on investing in residential mortgage securities in order to analyze and quantify the financial impact of the new systematic FHA and FDIC loan modification programs and the recently enacted Troubled Asset Relief Plan (TARP). We were also reluctant to invest as the global financial crisis escalated and outcomes were not measurable.

To focus on one key area, the government loan modification programs are intended to help troubled borrowers and stem the decline in home values. Based on our initial analysis, we believe the methodology used in these programs may negatively impact the return to some investors in mortgage securities.

At this time, it’s too early to say which of the various loan modification programs will take hold. Based on our initial assessment, we believe that the most significant financial impact from these programs will be borne by investors in lower-rated non-prime securities. We believe the impact of these programs on our existing residential real estate portfolio will not be significant. The carrying value of our investment in subprime and alt-a securities rated below AAA was $6 million at the end of the third quarter. We are also now modeling and pricing for the likely impact of these loan modification programs on the securities that we are targeting for possible investment in the near term.

Our observations concerning the negative financial impact of the government’s loan modifications on investors’ returns are not an attempt to criticize or obstruct government policy. We are only trying to impartially and accurately measure the impact of these programs on our assets and investment opportunities. Time is of the essence for many delinquent borrowers and we recognize that innovative solutions, such as systematic loan modification programs, may be necessary. Furthermore, we strongly support policies that stem the decline in home values and help troubled borrowers. We would welcome the opportunity to work alongside policy makers to assist in the development of policies that would benefit borrowers and investors alike.

It is not clear how TARP will evolve or how it might affect liquidity in the mortgage markets. We considered and ultimately decided not to pursue an opportunity to become an asset manager under TARP. We concluded that our role as an asset manager for TARP would not be in the overall best interest of our shareholders, as it could create a conflict of interest that would prevent us from directly investing in potentially extraordinary investment opportunities in our upcoming quarters.

4   THE REDWOOD REVIEW 3RD QUARTER 2008

QUARTERLY OVERVIEW

Third Quarter 2008 (continued)

The graph shown below illustrates the psychological phases an investor goes through during the creation and the unraveling of bubbles — a process we are all currently experiencing. These psychological phases motivate an investor’s decision to buy, hold, or sell.

These psychological phases interconnect with technical factors such as market liquidity, margin calls, leverage ratios, and rating agency downgrades. In the final stages of a market correction, the combination of psychological and technical factors can have a snowball effect leading to a rapid and steep decline in prices. While we are neither traders nor in the business of picking market bottoms, we believe the crescendo of events over the past two months has pushed or forced investors in residential loans and securities to a point near the capitulation point in the graph above.

After almost a year of historically low activity, secondary market trading for residential mortgage assets is beginning to pick up. Furthermore, we expect that, in the upcoming months, hedge fund redemptions, forced margin calls, and planned asset liquidations from troubled or seized financial institutions will further contribute to the supply of residential mortgage assets. While these sales may further pressure prices, they may also offer extraordinary investment opportunities. We invested $7 million in residential securities from October 23, 2008 through November 3, 2008. The size of future opportunities will likely be greater than our excess capital. Consequently, in order to seize on these opportunities, we may decide to raise non-dilutive capital as more fully outlined below.

While the opportunities to invest in senior cash-flow residential mortgages are increasing, there are very few opportunities in CES, or subordinate investments. There is tremendous value for these assets at the bid-side of the market, but there are no willing sellers at these prices. We continue to work with holders of jumbo mortgages on innovative risk transfers; however, given recent market events, government actions, and rapid changes in the banking industry, activity is on hold. We will continue to pursue CES investments, but also believe at this time there are better risk-adjusted returns available in senior cash-flows, given deteriorating housing fundamentals and economic uncertainty. We believe in the long run there will be a need for private capital to hold risk on non-agency mortgages. This will be accomplished through securitization or through other derivative means. Without new private capital, the non-agency mortgage market will have to shrink or banks will take a more prominent role then historically has been the case.

THE REDWOOD REVIEW 3RD QUARTER 2008   5

QUARTERLY OVERVIEW

Third Quarter 2008 (continued)

We are pleased that the Redwood Opportunity Fund (the Fund) became fully invested during the third quarter through the acquisition of an additional $14 million of assets at distressed prices. The Fund is a private fund that seeks to take advantage of investment opportunities in this current distressed market. The Fund is comprised of capital from both Redwood and third-party investors. We believe that private funds like the Fund provide us with the ability to raise capital in a non-dilutive manner for our shareholders and utilize our existing investment resources to generate incremental revenues. Indeed, one of our important initiatives for 2009 will be building brand recognition for Redwood Asset Management as one of the outstanding investment franchises in real estate related assets. The offer and sale of interests in the Fund were privately placed and not registered under federal securities laws.

During the third quarter, we did not acquire commercial real estate assets. We remain cautious in our near term outlook for commercial real estate fundamentals. Commercial credit availability is now scarce, as the shutdown of the commercial securitization markets eliminated a crucial financing option for commercial borrowers. Additionally, the economic headwinds facing commercial property owners and their tenants are becoming more severe. While observable credit deterioration to date remains relatively moderate, we expect commercial delinquencies and credit losses to rise as the full effects of the recession are felt. Even though prices for commercial securities have been in a steep decline, we believe that it is still too early in the cycle to make significant new commercial investments. We continue to prepare for when the time is right, as our commercial business remains an important part of Redwood’s growth plans for the future.

In the third quarter, our GAAP book value declined by $152 million, or $4.60 per share, to $12.40 per share. Our estimated economic book value declined by $117 million, or $3.54 per share, to $13.18 per share. These declines were largely due to mark-to-market securities write-downs that were driven by the continuing and unprecedented lack of liquidity in the marketplace. Credit deterioration continues to persist in most parts of our portfolio at rates consistent with recent quarters. We believe the steep rate of market price declines in the third quarter is exaggerated relative to the change and trend of the fundamentals underlying these securities.

Economic value is calculated using bid-side or exit price marks. This value is our best approximation of liquidation value and in our opinion does not reflect the cost, or offered-side values, we would have to pay to replace our assets. Based on our estimate of the future loss-adjusted cash flows underlying our calculation of economic book value at September 30, 2008, the overall cash flow yield for our $509 million market value of financial assets was 14% (including $177 million of cash yielding 1%) and 30% (excluding cash). The implied yield for our $71 million of market value of financial liabilities was 17%. Details and caveats regarding the use and determination of these calculations, and reconciliations of non-GAAP measures to GAAP, are found later in this Review.

6   THE REDWOOD REVIEW 3RD QUARTER 2008

QUARTERLY OVERVIEW

Third Quarter 2008 (continued)

During August, we invested $6 million to repurchase 341,656 shares of our common stock at an average purchase price of $18.05 per share. We believe these repurchases represented an attractive long-term investment. It is important to note that applicable securities laws require that we limit share repurchases to certain window periods that generally close near the end of the second month of the quarter. Our recent repurchase window closed at the end of August 2008.

Overall, our capital deployment plan remains fluid and may include acquiring or selling assets, repurchasing our common shares, or raising capital through an investment fund or sale of preferred stock, or through other instruments and structures that are not dilutive to common shareholders. Unless events or circumstances change in an unforeseen way, we do not intend to issue common stock at the current share price level. As these considerations are in some respects competing, and as market conditions remain volatile, it is difficult to anticipate the actions we will take. Our actions will depend upon:

►	The level and attractiveness of new investment opportunities;

►	Our ability to raise non-dilutive capital at a price that is accretive to earnings;

►	The relative attractiveness of investing in Redwood’s assets by repurchasing shares; and,

►	The amount of cash we believe we should hold in reserve for the future.

As a REIT, our minimum dividend requirement is tied to our taxable income. We now project that our REIT taxable income in 2008, together with the undistributed REIT taxable income carried over from 2007, will fall somewhat short of our full-year distributions at our regular dividend rate of a $0.75 per share per quarter. In August of 2008, our Board of Directors reaffirmed its intention to pay the regular fourth quarter dividend. We will not pay a special dividend in 2008. We expect that taxable income will continue to be pressured by the realization of credit losses in 2009 and it is highly probable that taxable income for 2009 will be negative. The Board plans to review and consider our dividend policy for 2009 at our regularly scheduled meeting in early November.

Martin S. Hughes	Brett D. Nicholas
Chief Financial Officer	Chief Investment Officer
Co-Chief Operating Officer	Co-Chief Operating Officer

THE REDWOOD REVIEW 3RD QUARTER 2008   7

FINANCIAL INSIGHTS

Components of Book Value

►
The following supplemental non-GAAP balance sheet presents our assets and liabilities as calculated under GAAP and as adjusted to reflect our estimate of economic value. We show our investments in the Opportunity Fund (the Fund) and the Sequoia and Acacia securitization entities in separate line items, similar to the equity method of accounting, reflecting the reality that the underlying assets and liabilities owned by these entities are legally not ours. We own only the securities or interests that we have acquired from these entities.

►
This table, except for our estimates of economic value, is derived from the consolidating balance sheet presented on page 10. Our estimate of economic value of $13.18 per share is calculated using the bid-side asset marks as required to determine fair value under GAAP. This method of calculating economic value more closely relates to liquidation value and does not represent the higher amount we would have to pay at the offered-side to replace our existing assets.

Components of Book Value
September 30, 2008
($ in millions, except per share data)

	As Reported	Adj.		Management's Estimate of Economic Value
Real estate securities at Redwood
Residential	$160			$160
Commercial	64			64
CDO	4			4
Total real estate securities at Redwood	228			228

Cash and cash equivalents	177			177
Investments in the Fund	35			35
Investments in Sequoia	111	(55)	(a)	56
Investments in Acacia	19	(6)	(b)	13
Other assets/liabilities, net (d)	(8)			(8)
Long-term debt - Redwood	(150)	87	(c)	(63)

Stockholders' equity	$412			$438

Book value per share	$12.40			$13.18

(a)
Our actual Sequoia investments consist of credit enhancement securities (CES), investment grade securities (IGS), and interest-only securities (IOs) acquired by Redwood from the Sequoia entities. We calculated the $56 million estimate of economic value for these securities using the same valuation process that we followed to fair value our other real estate securities. In contrast, the $111 million of GAAP carrying value of these investments represents the difference between residential real estate loans owned by the Sequoia entities and the asset-backed securities (ABS) issued by these entities to third-party investors. We account for these loans and ABS issued at cost, not at fair value.

(b)
Our Acacia investments consist of ABS issued that we acquired from Acacia entities and equity interests. The $13 million estimate of economic value of our investment interests in the Acacia entities represents the value of the ABS acquired or retained using bid-side marks from third parties, plus the net present value of projected cash flows from our Acacia management fees discounted at 45%. We valued our equity interests at the amount of cash we received in October and expect to receive in November 2008. We are not valuing future cash flows from equity distributions beyond the fourth quarter. The difference between the GAAP and economic values is discussed in the Investments in Acacia section in this Review.

(c)
We issued $150 million of 30-year long-term debt at Redwood at an interest rate of LIBOR plus 225 basis points. Under GAAP, these notes are carried at cost. Economic value is difficult to estimate with precision as the market for the notes is currently inactive. We estimated the $63 million economic value using the same valuation process used to fair value our other financial assets and liabilities. Estimated economic value is $87 million lower than our GAAP carrying value because given the significant overall contraction in credit availability and re-pricing of credit risk, if we had issued this long-term debt at Redwood at September 30, 2008, investors would have required a substantially higher interest rate.

(d)
Other assets/liabilities, net are comprised of real estate loans of $3 million, $8 million of deferred taxes, $4 million of accrued interest, and other assets of $13 million, less Redwood debt of $7 million, accruals of $2 million, dividends payable of $25 million, and other liabilities of $2 million.

8   THE REDWOOD REVIEW 3RD QUARTER 2008

FINANCIAL INSIGHTS

Components of Book Value (continued)

►
The following table highlights the components of the overall change in economic book value per share that occurred during the quarter. It is intended to highlight the performance of our different investment categories and show other sources and uses of cash that impacted economic value. Our investment performance, expressed below as the change in the economic value of investments, gives effect to mark-to-market (MTM) adjustments, new investments, and principal and interest collected. As previously discussed, the decreases in market values were material this quarter and overwhelmed the cash receipts for the quarter. As a result, all our investments had net negative economic performance this quarter.

►
As an example, the $19 million decline in economic value of our Sequoia investments from $75 million at June 30, 2008 to $56 million at September 30, 2008 was partially offset by our receipt of $13 million in cash from our Sequoia investments. Therefore, the net economic performance of our investments in Sequoia during the quarter was negative $6 million ($0.18 per share).

Changes in the Components of Economic Value Per Share
Three Months Ended September 30, 2008
(in $ per share)

Management's estimate of economic value at 6/30/08	$16.72

Change in economic value of investments
Real estate securities at Redwood	(2.44)
Investments in the Fund	(0.15)
Investments in Sequoia	(0.18)
Investments in Acacia	(0.03)
Total change in economic value of investments	(2.80)

Operating expenses and working capital	(0.36)
Interest expense and long-term debt valuation	0.30
Dividends	(0.75)
Equity issuance, net	0.07

Total changes to economic value	(3.54)

Management's estimate of economic value at 9/30/08	$13.18

►
The changes in the components of economic book value per share are a non-GAAP measure. Management’s estimate of economic value at June 30, 2008 is reconciled to GAAP book value on Table 17 in the Financial Tables section. Management’s estimate of economic value at September 30, 2008 is reconciled to GAAP on the previous page.

THE REDWOOD REVIEW 3RD QUARTER 2008   9

FINANCIAL INSIGHTS

Consolidating Balance Sheet

►
GAAP requires us to consolidate all of the assets and liabilities of the Sequoia and Acacia securitization entities (which had a combined $7.0 billion of assets and $6.8 billion of liabilities at September 30, 2008) even though the assets are owned by the securitization entities and the liabilities are obligations of the securitization entities payable only from the cash flows generated by the assets owned by the entities. Additionally, we are required to consolidate all of the assets and liabilities of the Fund. Redwood owns the general partnership interest in the Fund and just over half of the limited partnership interests.

►
The table below shows the consolidating components of our consolidated balance sheet at September 30, 2008. The purpose of this presentation is to show the effect each of the components had on our consolidated shareholders’ equity at September 30, 2008. The Fund, Sequoia, and Acacia components represent investments and are not separate business segments.

Consolidating Balance Sheet
September 30, 2008
($ in millions)

	Redwood	The Fund	Sequoia	Acacia	Intercompany	Redwood Consolidated
Real estate loans	$3	$-	$6,084	$14	$-	$6,101
Real estate securities	228	67	-	649	(82)	862
Other investments	-	-	-	79	-	79
Cash and cash equivalents	177	-	-	-	-	177
Total earning assets	408	67	6,084	742	(82)	7,219

Investment in the Fund	35	-	-	-	(35)	-
Investment in Sequoia	111	-	-	-	(111)	-
Investment in Acacia	19	-	-	-	(19)	-
Other assets	25	6	53	71	-	155

Total assets	$598	$73	$6,137	$813	$(247)	$7,374
Short-term debt - Redwood	$7	$-	$-	$-	$-	$7
Other liabilities	29	3	14	121	-	167
Asset-backed securities issued - Sequoia	-	-	6,012	-	(82)	5,930
Asset-backed securities issued - Acacia	-	-	-	673	-	673
Long-term debt - Redwood	150	-	-	-	-	150
Total liabilities	186	3	6,026	794	(82)	6,927

Minority interest	-	35	-	-	-	35

Total stockholders’ equity	412	35	111	19	(165)	412

Total liabilities and stockholders’ equity	$598	$73	$6,137	$813	$(247)	$7,374

10   THE REDWOOD REVIEW 3RD QUARTER 2008

FINANCIAL INSIGHTS

Real Estate Securities at Redwood

►
The table below provides a breakout of our real estate securities portfolio by residential, commercial, and CDO by vintage. The residential and commercial securities are further detailed by rating in separate modules later in this Review.

Real Estate Securities at Redwood
September 30, 2008
($ in millions)

	<= 2004	2005	2006	2007	2008	Total
Residential
Prime
IGS	$29	$18	$13	$3	$3	$66
CES	32	4	2	3	-	41
Non-prime
IGS	-	24	10	13	-	47
CES	1	1	-	4	-	6
Total Residential	62	47	25	23	3	160

Commercial CES	13	14	27	10	-	64
CDO IGS	-	4	-	-	-	4

Market value	$75	$65	$52	$33	$3	$228

►	Total real estate securities at Redwood decreased during the third quarter by 35% to $228 million at September 30, 2008. The table below presents our activity during the third quarter.

Real Estate Securities at Redwood
Three Months Ended September 30, 2008
($ in millions)

Market value at June 30, 2008	$353

Acquisitions	-
Sales	(8)
Principal payments	(17)
Discount amortization	5
Changes in market value, net	(105)

Market value at September 30, 2008	$228

THE REDWOOD REVIEW 3RD QUARTER 2008   11

FINANCIAL INSIGHTS

Real Estate Securities at Redwood (continued)

►
During the third quarter, we did not purchase securities. We held back investing in residential mortgage securities at Redwood in order to analyze and quantify the financial impact of the new systematic FHA and FDIC loan modification programs and the recently enacted Troubled Asset Relief Plan (TARP). We were also reluctant to invest as the global financial crisis escalated and security prices fell precipitously.

►
Prices weakened in the quarter due to the well publicized and nearly unprecedented distress in the global financial markets. As a result, we reduced the fair value of our securities by $107 million, or 32%. For GAAP balance sheet purposes, we are required to determine the carrying value of our real estate securities using prices that we can support as an “exit” or bid-side price. Although the Financial Accounting Standards Board issued clarifying guidance on marking assets to fair value, it did not change the accounting requirements and we continue to value our securities at the prices at which we believe we could sell them in the current illiquid market. Bid/offer spreads remain very wide for all of these securities.

►
Investment grade securities (IGS) in our securities portfolio continue to represent about half (51%) of the portfolio, which is unchanged since June. We emphasize that we do not rely on credit ratings as part of our investment decision process. Our acquisition decisions are based on the strength of the underlying collateral cash flows and the level of subordination to protect against projected credit losses.

►
The following table presents the components of GAAP carrying value (which equals fair value determined in accordance with GAAP) for residential and commercial credit enhancement securities (CES) at Redwood. In total, the weighted average carrying value of our CES as a percentage of face value declined to 9% at September 30, 2008 from 15% at June 30, 2008.

Credit Enhancement Securities at Redwood
September 30, 2008
($ in millions)

	Residential
	Prime	Non-Prime	Commercial
Current face	$361	$295	$515
Unamortized premium (discount), net	(29)	(43)	24
Discount designated as credit reserve	(287)	(248)	(471)
Amortized cost	45	4	68

Unrealized gains	3	2	2
Unrealized losses	(7)	-	(6)

Market value	$41	$6	$64

Market value as a percentage of face	11%	2%	12%

12   THE REDWOOD REVIEW 3RD QUARTER 2008

FINANCIAL INSIGHTS

Real Estate Securities at Redwood (continued)

►
We acquire CES at a significant discount to principal value as credit losses could reduce or eliminate the principal value of these bonds. Our return on these investments is based on how much principal and interest we receive and how quickly we receive it. Typically we assume that most or all of the principal will be written off due to credit losses, so the timing of credit losses is more of a factor than the amount of credit losses when looking at downside scenarios. In an ideal environment, we would experience fast prepayments and low credit losses allowing us to recover a substantial part of the discount as income. Conversely, in the least beneficial environment, we would experience slow prepayments and high credit losses.

►
We provide additional discussion and analysis regarding the adequacy of our credit reserves and the potential earnings upside from an increase in prepayments in the residential and commercial real estate securities modules that follow.

Cash Flow

►
As a supplement to our Consolidated Statement of Cash Flows included in our Quarterly Report on Form 10-Q, we have included the table below that summarizes the sources and uses of our cash during the third quarter. This table excludes the gross cash flows generated by our Sequoia and Acacia securitization entities and the Fund (cash flows that are not available to Redwood), but does include the cash flows paid to Redwood as a result of our investments in these entities.

►
In the third quarter, our investments generated cash from principal and interest of $60 million, compared to $65 million in the second quarter. We also received $2 million of asset management fees in the third quarter. The net investment cash flow, after deducting long and short-term Redwood debt interest expense of $2 million and cash operating expenses of $14 million, was $46 million, compared to $52 million in the second quarter.

Redwood
Sources and Uses of Cash
Three Months Ended September 30, 2008
($ in millions)

Sources:
Cash from investments	$60
Proceeds from asset sales	8
Equity raised	8
Asset management fees	2
Total Sources	78

Uses:
Stock buyback	(6)
Reductions in short term borrowings	(2)
Dividends paid	(25)
Operating expenses paid	(14)
Interest expense on Redwood debt	(2)
Total Uses	(49)

Net sources of cash	$29
Beginning cash balance at 6/30/08	$148
Ending cash balance at 9/30/08	$177

THE REDWOOD REVIEW 3RD QUARTER 2008   13

FINANCIAL INSIGHTS

Cash Flow (continued)

►
The primary reason for the decline in net investment cash flow was lower interest income resulting from credit losses in prior periods (which reduce coupon income in future periods), higher cash balances, and slower prepayments (which reduce principal received).

►
The $60 million of cash flow from our investments included $36 million of coupon interest and $24 million of principal. We caution readers that given the nature of our investments (deep discount credit-sensitive securities, IGS at discounts, IOs, equity investments in Acacia, and other types) it is difficult to draw conclusions in any one period about what portion of our cash flow represents “income” and what is a “return of capital.” It is only at the end of an asset’s life that we can accurately determine what portion of the cumulative cash received (whether principal or interest) was truly income and what was a return of capital.

►
The following table provides information regarding the investment source and vintage of our cash flow. As shown, most of our cash flows are generated by assets from earlier vintages, which we believe provides a level of comfort about the ongoing generation of our cash as these assets generally continue to perform within our expectations.

Cash Flow by Vintage
Three Months Ended September 30, 2008
($ in millions)

	<=2004	2005	2006	2007	2008	Total
Redwood	$16	$7	$6	$5	$1	$35
The Fund	5	2	-	-	-	7
Sequoia	10	-	-	3	-	13
Acacia	3	2	-	-	-	5

Total	$34	$11	$6	$8	$1	$60

►	We repurchased 341,656 shares at a total cost of $6 million during August.

►
Through our dividend stock purchase plan, we raised $8 million in July. In August, we suspended the optional cash purchase feature of this plan due to the decline in our share price and the adequacy of our liquidity.

►	We generated $8 million from the sale of three CDO securities.

►
We note that credit losses on securities have little or no immediate impact on our cash flow at the time losses are realized, although they result in a reduction in the principal balances. Cash flow receipts will therefore be reduced in future periods since interest payments will be based on reduced principal balances. Also, losses reduce the upside potential to recover the full purchase discounts from face value.

14   THE REDWOOD REVIEW 3RD QUARTER 2008

FINANCIAL INSIGHTS

Cash Flow (continued)

►
We caution that the amount of cash flow from existing investments could be volatile from quarter to quarter depending on prepayment patterns, changes in interest rates, and the level of credit losses. Overall, we expect cash flow from existing investments to trend lower over time. Future increases in cash flow will be generated by successfully reinvesting our capital.

►
In the fourth quarter, we expect that cash flow from our investments will decrease significantly (by about one-third) due to slower prepayments. An acceleration of prepayments from the current low levels would increase our cash flow.

►
The third quarter spike in LIBOR will also contribute to the expected decrease in cash flow in the fourth quarter, by reducing the amount of spread income earned on our Sequoia IOs as the interest rates on the liabilities generally reset faster than on the assets. As LIBOR stabilizes (or decreases), we expect that a portion of the IO cash flows will be recovered in 2009 as the loans reset or “catch-up” to the higher level of LIBOR.

►	The third quarter included several one-time events that resulted in $5 million of non-recurring cash flows from Acacia and the Fund.

►
At this time, we believe our quarterly cash flows in 2009 will be similar to the expected cash flows in the fourth quarter of 2008. We caution that these are projections and the actual results may vary and will depend upon our level of investment activity, the amount and timing of credit losses, the amount and timing or prepayments, and the nature and impact of legislative and regulatory actions, among other factors.

THE REDWOOD REVIEW 3RD QUARTER 2008   15

GAAP INCOME

Summary

What is this?

GAAP income is income calculated under generally accepted accounting principles in the United States.

Quarterly Update

►	The table below provides a summary of our GAAP (loss) income for the third quarter of 2008, the second quarter of 2008, and the third quarter of 2007.

GAAP (Loss) Income
Three Months Ended
($ in millions, except per share data)

	9/30/08	6/30/08	9/30/07
Interest income	$131	$137	$220
Management fees	1	1	2
Interest expense	(93)	(99)	(167)
Net interest income	39	39	55

Provision for loan losses	(18)	(10)	(2)
Market valuation adjustments, net	(127)	(60)	(102)
Net interest income (loss) after provision and market valuation adjustments	(106)	(31)	(49)

Operating expenses	(17)	(15)	(12)
Realized gains (losses) on sales	-	3	(1)
Realized gains on calls	-	-	3
Minority interest allocation	2	(2)	-
Credit (provision) for income taxes	10	(1)	(2)

GAAP (loss) income	$(111)	$(46)	$(61)

GAAP (loss) income per share	$(3.34)	$(1.40)	$($2.18)

►
Our reported GAAP loss for the third quarter of 2008 was $111 million ($3.34 per share) compared to a GAAP loss of $46 million ($1.40 per share) for the second quarter of 2008. The loss increased in the third quarter due to higher negative market valuation adjustments (MVA) and provisions for loan losses.

►
Net interest income before provision for loan losses and MVA in the third quarter totaled $39 million, unchanged from the second quarter. More detailed information on the components of the changes in our net interest income is found below.

►
MVA in the third quarter was negative $127 million, a significant increase from negative MVA of $60 million in the second quarter. MVA at Redwood totaled $88 million, MVA at Sequoia totaled negative $2 million, MVA at Acacia were negative $29 million, and MVA at the Fund were negative $8 million. MVA are discussed in the Mark-to-Market module later in this Review.

►
Provision for loan losses increased by $8 million to $18 million due to increased delinquencies and continued credit deterioration on residential loans at Sequoia. More information on the provision for loan losses is provided below.

16   THE REDWOOD REVIEW 3RD QUARTER 2008

GAAP INCOME

Quarterly Update (continued)

►
Total operating expenses increased by $2 million to $17 million in the third quarter of 2008 as compared to the second quarter of 2008 due to legal and consulting expenses. These expenses were incurred primarily in connection with the expansion of our asset management business, our preparation for the possible registration of our asset management subsidiary as an investment adviser with the Securities and Exchange Commission, and our continuing analysis of potential claims against third parties arising out of the origination of mortgage loans underlying securities we own. We are not currently involved in any litigation.

►
We recorded a $10 million credit for income taxes in the third quarter as a result our Board of Directors’ decision in August to distribute the remaining 10% of our 2007 REIT taxable income and 100% of our 2008 REIT taxable income as dividends. Our prior practice had been to distribute 90% of our REIT taxable income which resulted in a tax liability on the remaining 10% of REIT taxable earnings.

►	The following tables detail the components of our consolidated income statements for the third and second quarters of 2008.

Consolidating Income Statement
Three Months Ended September 30, 2008
($ in millions)

	Redwood	The Fund	Sequoia	Acacia	Intercompany Adjustments	Redwood Consolidated
Interest income	$17	$2	$71	$37	$(1)	$126
Net discount (premium) amortization	6	2	(3)	-	-	5
Total interest income	23	4	68	37	(1)	131

Management fees	1	-	-	-	-	1
Interest expense	(2)	-	(63)	(29)	1	(93)
Net interest income	22	4	5	8	-	39
						-
Provision for loan losses	-	-	(18)	-	-	(18)
Market valuation adjustments, net	(88)	(8)	(2)	(29)	-	(127)
Net interest income (loss) after provision and market valuation adjustments	(66)	(4)	(15)	(21)	-	(106)

Operating expenses	(17)	-	-	-	-	(17)
Realized gains on sales and calls, net	-	-	-	-	-	-
Loss from the Fund	(2)	-	-	-	2	-
Loss from Sequoia	(15)	-	-	-	15	-
Loss from Acacia	(21)	-	-	-	21	-
Minority interest allocation	-	2	-	-	-	2
Credit (provision) for income taxes	10	-	-	-	-	10

Net (loss) income	$(111)	$(2)	$(15)	$(21)	$38	$(111)

Consolidating Income Statement
Three Months Ended June 30, 2008
($ in millions)

	Redwood	The Fund	Sequoia	Acacia	Intercompany Adjustments	Redwood Consolidated
Interest income	$20	$1	$82	$40	$(2)	$141
Net discount (premium) amortization	5	1	(10)	-	-	(4)
Total interest income	25	2	72	40	(2)	137

Management fees	1	-	-	-	-	1
Interest expense	(2)	-	(67)	(32)	2	(99)
Net interest income	24	2	5	8	-	39
						-
Provision for loan losses	-	-	(10)	-	-	(10)
Market valuation adjustments, net	(31)	-	(1)	(28)	-	(60)
Net interest income (loss) after provision and market valuation adjustments	(7)	2	(6)	(20)	-	(31)
						-
Operating expenses	(15)	-	-	-	-	(15)
Realized gains on sales and calls, net	1	2	-	-	-	3
Income from the Fund	2	-	-	-	(2)	-
Loss from Sequoia	(6)	-	-	-	6	-
Loss from Acacia	(20)	-	-	-	20	-
Minority interest allocation	-	(2)	-	-	-	(2)
Credit (provision) for income taxes	(1)	-	-	-	-	(1)

Net (loss) income	$(46)	$2	$(6)	$(20)	$24	$(46)

THE REDWOOD REVIEW 3RD QUARTER 2008   17

GAAP INCOME

Quarterly Update (continued)

►
At Redwood, net interest income declined by $2 million to $22 million in the third quarter from the prior quarter. This decline was due to higher credit losses in this period and prior quarters (which reduced the face value of our bonds and the resulting interest income), slower prepayments (which reduced the rate at which we accrete discount into income), and lower coupon rates as approximately 70% of our investments are tied to short-term interest rates. Negative MVA on our securities increased by $57 million to $88 million as many of the continued declines in market values on our securities resulted in other-than-temporary impairments.

►
At Sequoia, net interest income was unchanged from the second quarter at $5 million. A decline in loan premium expense was offset by an increase in provisions for loan losses. Negative MVA was $2 million, reflecting valuation adjustments related to other real estate owned, which are reported at the lower of cost or market. The cash flows paid to Redwood from our investments in Sequoia entities were $13 million in the third quarter.

►
At Acacia, net interest income was $8 million in the third quarter, similar to the prior quarter. The value of Acacia assets decreased more than the decrease in value of the Acacia liabilities during the third quarter resulting in a MVA of negative $29 million.

During the third quarter, Redwood received $1 million in management fees and $5 million of cash distributions from Acacia entities (which included $3 million from outstanding entities, and a one-time payment of $2 million from an entity that had been called in the fourth quarter of 2006.) We continue to expect cash flows from Acacia to diminish because seven of our ten Acacia equity investments have stopped receiving cash distributions due to rating agency downgrades of securities held by those entities.

18   THE REDWOOD REVIEW 3RD QUARTER 2008

TAXABLE INCOME

Summary

What is this?

Total taxable income is our pre-tax income as calculated for tax purposes. Total taxable income differs materially from GAAP income. Table 3 in the Appendix reconciles these two profitability measures.

REIT taxable income is the primary determinant of the minimum amount of dividends we must distribute in order to maintain our tax status as a real estate investment trust (REIT). REIT taxable income is pre-tax profit, as calculated for tax purposes, excluding taxable income earned at our non-REIT taxable subsidiaries. Over time, we must distribute at least 90% of our REIT taxable income as dividends.

For our quarterly taxable earnings estimates, we project our taxable earnings for the year based upon various assumptions of events that will occur during the year. However, some of the events that could have significant impact on our taxable earnings are difficult to project, including the amount and timing of credit losses, prepayments, and employee stock option exercises. Thus, our quarterly taxable earnings are likely to remain volatile.

Quarterly Update

►	Total taxable income for the third quarter of 2008 was $2 million, or $0.07 per share. The majority of the income this quarter was generated at the REIT.

►	The charts below provide a summary of our total taxable income per share and REIT taxable income per share for each for the nine most recently completed fiscal quarters.

THE REDWOOD REVIEW 3RD QUARTER 2008   19

TAXABLE INCOME

Quarterly Update (continued)

►	Our undistributed REIT taxable income was $0.63 per share at September 30, 2008.

►
Total REIT taxable income for the third quarter decreased from the prior quarter by $2 million primarily due to an increase in credit losses. Our third quarter taxable earnings included $33 million of deductions related to credit losses, an increase of $3 million over the previous quarter.

►
We caution that the realization of credit losses can vary significantly from quarter to quarter, depending on a number of variables (the level of loan modifications, short-sales, and the impact of new legislation) that could decelerate or accelerate the timing of recognition of losses. For example, federal and state regulatory actions are giving delinquent borrowers additional time to resolve their mortgage delinquency issues. However, we expect credit losses to continue to increase from the third to the fourth quarter of 2008.

►
Our taxable income continues to be higher than our GAAP income, as we are not permitted to establish credit reserves for tax purposes and we do not generally recognize changes in the market values of assets for tax purposes until the asset is sold. As a result of these differences, at September 30, 2008, the tax basis of our residential, commercial, and CDO CES at Redwood was $472 million higher than our GAAP basis. As a result, future credit losses will have a more significant impact on our taxable income than on our GAAP income. Over time, cumulative GAAP and taxable income should converge; and given our projected losses, we expect taxable income to decrease relative to GAAP income for the next several quarters.

►
The tax basis on Sequoia IOs we own is $41 million. Many of the underlying pools of loans have paid down or will pay down within the next year to levels where they are callable. When these are called, tax losses on these IOs are incurred and our taxable income and dividend distribution requirements decrease. We do not anticipate calling any Sequoia deals in the foreseeable future.

20   THE REDWOOD REVIEW 3RD QUARTER 2008

DIVIDENDS

Summary

What is this?

As a REIT, we are required to distribute at least 90% of our REIT taxable income in the form of dividends to shareholders. The Board of Directors can declare dividends in excess of this minimum requirement. Our Board established a regular quarterly dividend rate of $0.75 per share for 2008.

The charts below show our historical regular and special dividends per share that were paid to shareholders for the indicated periods and our projected regular dividend for 2008.

Quarterly Update

►	On August 21, 2008, we declared a regular dividend of $0.75 per share for the third quarter, which was paid on October 21, 2008 to shareholders of record on September 30, 2008.

►	Our undistributed REIT taxable income was $0.63 per share at September 30, 2008.

►	The Board of Directors has affirmed its intention to maintain the regular $0.75 per share cash dividend for the fourth quarter of 2008.

►	It is likely that a portion of the 2008 dividends paid to shareholders will be accounted for as a return of capital.

►	The Board of Directors will review dividend policy for 2009 at its regularly scheduled November meeting.

►	We will not pay a special dividend in 2008.

THE REDWOOD REVIEW 3RD QUARTER 2008   21

CAPITAL & LIQUIDITY

Summary

What is this?

We use capital to fund our operations, invest in earning assets that are primarily credit sensitive and illiquid, fund working capital, and meet lender capital requirements with respect to collateralized borrowings.

Through our internal risk-adjusted capital policy, we allocate a prudent level of capital for our earning assets to meet liquidity needs that may arise. In most cases, the amount of allocated capital is equal to 100% of the fair value of the asset. The amount of capital that exceeds our risk-adjusted capital guideline, less short-term debt, pending investment settlements, operating expense allocations, and other miscellaneous capital allocations, is excess capital that can be invested to support business growth.

Our capital base includes common equity plus $150 million of long-term debt at Redwood, which is due in 2037.

Declines in the fair value of assets do not have an effect on excess capital, as asset value declines equally reduce both available capital and capital required for these investments.

The chart below provides a summary of our aggregate capital at work and excess capital at the end of each of the quarters noted.

Quarterly Update

►
Our net liquid assets at September 30, 2008, totaled $183 million and included $177 million of unrestricted cash and $13 million of AAA-rated prime securities at fair value, less $7 million of short-term Redwood debt.

►
At September 30, 2008, our reported capital totaled $562 million, compared to $714 million at June 30, 2008. Our reported capital includes $412 million of GAAP equity and $150 million of long-term debt at Redwood. The decline in our reported capital during the quarter generally reflects the decrease in the estimated market value of our assets.

22   THE REDWOOD REVIEW 3RD QUARTER 2008

CAPITAL & LIQUIDITY

Quarterly Update (continued)

►
Our excess capital position was $163 million at September 30, 2008, an increase from $132 million at June 30, 2008. During the third quarter, our sources of capital were $46 million from portfolio cash flows and management fees in excess of operating costs and financing costs, $8 million raised from stock issuances under our direct stock purchase and dividend reinvestment plan, and $8 million from asset sales. Our uses of capital were $6 million for share buybacks, and $25 million for dividends.

►
We believe the residential investment outlook has recently improved. Secondary trading activity has picked up and the amount of securities available for purchase at attractive prices has been increasing. Trading activity could increase further as the financial services industry continues to deleverage. In mid-October, we selectively resumed our investment activity, but the potential opportunities may far exceed our excess capital. As a result, we may explore raising non-dilutive capital to enable Redwood to take advantage of future investment opportunities.

THE REDWOOD REVIEW 3RD QUARTER 2008   23

MARK-TO-MARKET ADJUSTMENTS

Market Conditions

►
Pricing for residential mortgage-backed securities (RMBS) and commercial mortgage-backed securities (CMBS) and CDO securities came under renewed pressure during the third quarter due to the high level of distress in the global credit markets, driving down the value of our assets.

►	There was limited liquidity in the market for non-agency residential and commercial mortgages. In general, only seriously distressed sellers sold assets.

►	Since the end of the third quarter, market activity has increased as securities prices have continued to drift lower.

►
Industry-wide, new residential non-agency securitizations totaled only $2 billion in the third quarter, down from $25 billion in the second quarter and $124 billion in the third quarter of 2007. There were no commercial securitizations in the third quarter, and the year-to-date issuance of $12 billion is down 94% from the same period a year ago.

►	The table below illustrates the additional spread that investors have required to compensate for the perceived credit risk of various types of RMBS and CMBS.

►
For some assets, declines in fair values reflect the near certainty of serious credit losses being realized. For others, significant future losses may not occur, but there is a perceived increase in the risk of loss, resulting in a lower value. Finally, many assets are not at serious risk of loss, but their declining value largely reflects a limited number of observed sales in the market as well as reduced liquidity and increased buyer caution.

►	The accounting rules regarding MTM accounting are complex and may not clearly reflect the underlying economics. This topic is more fully discussed in the Accounting Discussion module in the Appendix.

►	Financial Table 16 in the back of this Review details the fair value of the residential, commercial, and CDO securities at Redwood as a percentage of their face value as of September 30, 2008.

24   THE REDWOOD REVIEW 3RD QUARTER 2008

MARK-TO-MARKET ADJUSTMENTS

Total Mark-to-Market Adjustments

▶
Consolidated MTM adjustments were a negative $127 million in the third quarter. As discussed below, negative MTM adjustments at Redwood totaled $88 million, negative MTM adjustments at the Fund were $8 million, negative MTM adjustments at Sequoia were $2 million, and negative MTM adjustments at Acacia were $29 million.

Impact on Redwood

►
During the third quarter, total negative MTM adjustments were $107 million for securities held at Redwood (exclusive of securities at or investments in the Fund, Sequoia, and Acacia). We estimate that approximately two-thirds of the decline in market value was caused by a lack of liquidity in the market and one-third was caused by a combination of slowing prepayments and deteriorating credit expectations.

►	The tables below detail the MTM adjustments during the third quarter on securities held at Redwood by underlying collateral type and by vintage.

Mark-to-Market Adjustments
on Assets at Redwood
Three Months Ended September 30, 2008
($ in millions)

			Loans &		MTM
	IGS	CES	Derivatives	Total	Percent (a)
Residential
Prime	$(34)	$(35)	$-	$(69)	(39)%
Non-prime	(8)	(2)	-	(10)	(17)%
Total Residential	(42)	(37)	-	(79)

Commercial	-	(25)	-	(25)	(28)%
CDO	(3)	1	-	(2)	(40)%
Interest rate agreements & other derivatives	-	-	(1)	(1)

Total mark-to-market adjustments	$(45)	$(61)	$(1)	$(107)

By Vintage & Equity
	<= 2004	2005	2006	2007	2008	Loans & Derivatives	Total
Total mark-to-market adjustments	$(39)	$(27)	$(28)	$(7)	$(5)	$(1)	$(107)
MTM percent (a)	(34)%	(29)%	(35)%	(17)%	(57)%
(a)
This percentage represents the MTMs taken as a percentage of the reported fair values at the beginning of the period or purchase price if acquired during the period. It is intended to highlight the price declines by collateral type for the three months ended September 30, 2008. These price declines are specific to our portfolio and may not be indicative of price declines in the market in general.

►
During the third quarter of 2008, $88 million of the total MTM adjustments were reported on Redwood’s income statement and $19 million were charged directly to equity. Of the amount reported on the income statement, $85 million represented assets accounted for at other-than-temporary impairments on available-for-sale securities and $3 million represented fair value adjustments.

THE REDWOOD REVIEW 3RD QUARTER 2008   25

MARK-TO-MARKET ADJUSTMENTS

Impact on Redwood (continued)

►	The table below shows the impact of MTM adjustments of the securities at Redwood on our balance sheet and income statement in the third quarter.

Mark-to-Market Adjustments on Assets
at Redwood
Balance Sheet and Income Statement Effects
Three Months Ended September 30, 2008
($ in millions)

Balance sheet effect
Net change in equity account	$(19)

Income statement effect
Market valuation adjustments
Fair value assets	(3)
Impairment on AFS securities	(85)
Total income statement effect	(88)

Total mark-to-market adjustments	$(107)

Impact on Assets at the Fund

►
During the third quarter, total mark-to-market adjustments at the Fund totaled $10 million, of which $8 million were deemed other-than-temporary impairments. There were no impairments on securities owned by the Fund in prior quarters. All of the securities owned by the Fund were classified as available-for-sale.

Impact on Assets and Liabilities at Sequoia

►	During the third quarter, MVA totaled $2 million stemming from a decrease in the fair value of real estate owned. Both the loans and ABS issued at Sequoia are carried at their amortized cost basis.

26   THE REDWOOD REVIEW 3RD QUARTER 2008

MARK-TO-MARKET ADJUSTMENTS

Impact on Assets and Liabilities held by Acacia Entities

►	The table below shows detail for the MTM adjustments during the third quarter for the assets and liabilities held by Acacia entities.

Mark-to-Market Adjustments
on Acacia Assets and Liabilities
Three Months Ended September 30, 2008
($ in millions)

Assets
Real estate securities and loans	$(225)
Interest rate agreements and other derivatives	(11)

Liabilities
ABS issued	207

Net mark-to-market adjustments	$(29)

►
During the third quarter, market prices for the assets owned by the Acacia entities and the related debt declined further due to continuing credit deterioration, rating agency downgrades, and a market in which there was light trading volume.

►	The entire net negative $29 million of MTM adjustments for Acacia was reflected in our income statement as required by FAS 159.

►
As a result of the measurement techniques required by FAS 157, we may continue to encounter MTM earnings volatility due to the consolidation of Acacia entities, although we also expect this volatility to be less than we encountered in prior periods. This complex topic is discussed in the Investments in Acacia module later in this Review.

THE REDWOOD REVIEW 3RD QUARTER 2008   27

MARK-TO-MARKET ADJUSTMENTS

Mark-to-Market Valuation Process

►
The market values we use for our assets and liabilities reflect the price we believe we believe we would realize if we chose to sell our securities or would have to pay if we chose to buy back our liabilities or asset-backed securities (ABS) issued liabilities. This is the required accounting standard even if we have no intention to sell assets. Establishing market values in thinly traded or essentially closed markets is inherently subjective and is dependent upon many market-based inputs, including observable trades, information on offered inventories, bid lists, and indications of value obtained from dealers. Obtaining fair values for securities is especially difficult for illiquid securities (such as the securities we own), and is made more difficult when there is limited trading visibility, as has been the case in recent months. When there have been observable sales, many of them are by distressed sellers and tend to further depress asset prices. For these reasons, we expect market valuations to continue to be highly volatile.

►
Although the Financial Accounting Standards Board issued clarifying guidance recently on marking assets to fair value, it did not change the accounting requirements nor did it affect our valuation process. We continue to value our securities at prices where we believe we can sell them in the current illiquid market.

►
Fair values for our securities and ABS issued are dependent upon a number of market-based assumptions, including future interest rates, prepayment rates, discount rates, credit loss rates, and the timing of credit losses. We use these assumptions to generate cash flow estimates and internal values for each individual security.

►
Our valuation process continues to rely primarily on our internal assumptions to estimate the fair values of our securities at September 30, 2008. We do, however, request indications of value (marks) from dealers on all of our assets and liabilities every quarter to assist in the valuation process.

►
For September 30, 2008, we received dealer marks on 75% of the assets and 88% of our liabilities on our consolidated balance sheet. One major dealer that we have used in prior periods provided no marks this quarter. In the aggregate, our internal valuations of the securities on which we received dealer marks were 20% lower than the aggregate dealer marks at September 30, 2008. Our internal valuations of our ABS issued on which we received dealer marks were within 1% of the aggregate dealer marks at September 30, 2008.

►
One of the factors we consider in our valuation process is our assessment of the quality of the dealer marks we receive. Dealers remain inundated with requests for quarter-end marks, and there continues to be limited observable trading information for them to rely upon. Thus, their marks are most likely generated by their own pricing models for which they do not share their inputs. Thus we have little insight into their modeling assumptions.

►
Furthermore, the dealers continue to heavily qualify the information they send to us. The qualifications include statements to the effect that the markets are very volatile and are characterized by limited trading volume and poor price transparency.

28   THE REDWOOD REVIEW 3RD QUARTER 2008

RESIDENTIAL REAL ESTATE SECURITIES

Summary

What is this?

Redwood invests in securities that are backed by pools of residential real estate loans. Historically, these securities were primarily CES, but recent acquisitions of IGS have resulted in a larger percentage of IGS to total securities. Most of our investments in residential real estate securities are backed by prime residential loans and some are backed by alt-a or subprime loans. The following discussion refers only to the residential securities owned by Redwood, exclusive of the securities owned by Sequoia, Acacia, and the Fund, and exclusive of Redwood’s investments in these entities.

Quarterly Update

►
Our residential securities portfolio decreased by $87 million (or 35%) to $160 million in the third quarter. We did not acquire securities during the quarter. MVA totaled a negative $79 million, principal payments were $17 million, and we recognized $9 million in discount accretion.

►
Industry-wide, securitization of non-agency prime residential loans was virtually shut down in the third quarter at only $0.3 billion compared to $1 billion in the second quarter and $40 billion in the third quarter one year ago. The non-agency prime securitization market for newly originated loans remains effectively closed, largely because AAA investors are demanding yields that render new securitization activity uneconomic.

►
Housing market conditions remain a significant concern. Home prices, as measured by the S&P/Case-Shiller Home Price Index (composite-20), were down 16.6% at the end of August from a year ago, and 20.3% from the peak in July 2006. This index has declined for 25 consecutive months. Foreclosure filings were up 71% in the third quarter from the third quarter of 2007, according to Realty Trac.

►
The principal value of credit losses on our prime CES was $24 million during the third quarter, an increase from $18 million in the second quarter and $7 million in the first quarter. The principal value of credit losses on our non-prime CES was $57 million during the third quarter, an increase from $49 million in the second quarter and $24 million in the first quarter. These amounts were charged against our GAAP credit reserve, which totaled $556 million ($16.74 per share) for residential CES at September 30, 2008.

►
For tax purposes, losses on our prime securities were $12 million ($0.36 per share) and losses on our non-prime securities were $20 million ($0.59 per share). These deductions are less than the principal value of credit losses incurred on the underlying loans as we own most of our credit sensitive securities at a tax basis that is substantially less than par value.

►
Prepayment rates slowed on residential loans because of tighter underwriting standards, higher down payment requirements, the continuing decline in housing prices, the shutdown of the non-agency securitization market, and the increase in mortgage interest rates over the past quarter. Notably, non-agency prepayment rates slowed more than agency prepayment rates as there was little incentive for borrowers to refinance.

►	A moderate increase in prepayment speeds from the very low current speeds could result in a disproportionately higher increase in the yield on, and market values of, our securities.

THE REDWOOD REVIEW 3RD QUARTER 2008   29

RESIDENTIAL REAL ESTATE SECURITIES

Prime Securities Portfolio

What is this?

Prime securities are mortgage-backed securities backed by high-credit quality residential loans. The borrowers typically have high FICO credit scores. The loans have relatively low loan-to-value (LTV) ratios. The following discussion refers only to the prime securities at Redwood, exclusive of prime securities owned by Acacia, Redwood’s investments in Sequoia, and securities owned by the Fund.

Quarterly Update

►
The following table presents the activity in our prime securities portfolio during the third quarter of 2008. The carrying value as a percentage of face value for all our securities is detailed on Table 16 in the Financial Tables section.

Prime Securities at Redwood
Three Months Ended September 30, 2008
($ in millions)

Market value at June 30, 2008	$181

Acquisitions	-
Sales	-
Principal payments	(11)
Discount amortization	5
Changes in market value, net	(68)

Market value at September 30, 2008	$107

►	Total interest income generated by our prime securities was $12 million in the third quarter. The annualized interest income over our $175 million average amortized cost was 27%.

30   THE REDWOOD REVIEW 3RD QUARTER 2008

RESIDENTIAL REAL ESTATE SECURITIES

Prime Securities Portfolio

Quarterly Update (continued)

►
The table below presents rating and vintage information of the prime securities in our portfolio at September 30, 2008. The vintage shown is the year the securitization was completed and may include residential real estate loans originated in an earlier year.

Prime Securities at Redwood
By Rating and Vintage
September 30, 2008
(by market value, $ in millions)

	<=2004	2005	2006	2007	2008	Total
IGS
AAA	$1	$3	$10	$-	$-	$14
AA	14	14	-	3	2	33
A	8	-	3	-	1	12
BBB	6	1	-	-	-	7
Total IGS	29	18	13	3	3	66

CES
BB	8	3	-	1	-	12
B	11	-	1	1	-	13
NR	13	1	1	1	-	16
Total CES	32	4	2	3	-	41

Market value	$61	$22	$15	$6	$3	$107

By Loan Type and Vintage

	<=2004	2005	2006	2007	2008	Total
ARM	$3	$-	$-	$-	$-	$3
Fixed	13	-	2	5	2	22
Hybrid	45	22	13	1	1	82

Market value	$61	$22	$15	$6	$3	$107

►
IGS represent 62% of our prime securities portfolio. As noted earlier, we do not rely on credit ratings as part of our investment decision process. Our acquisition decisions are based on the strength of the underlying collateral cash flows and the level of subordination to protect against projected credit losses.

►
Our prime CES portfolio is concentrated in more seasoned assets originated in 2004 and earlier (78% by current market value). Although delinquencies are currently rising across all vintages, these seasoned CES are still performing within our original expectations and are carried at 18% of face value on our balance sheet.

►
For our prime CES of 2005 and later vintages (22% by current market value), the performance is generally worse than our original expectations. Credit performance for these vintages has been more negatively impacted by declining home prices, as many borrowers now have negative equity in their houses. Our estimate of market value is 5% of principal value for these securities and it represents 2% of our capital.

THE REDWOOD REVIEW 3RD QUARTER 2008   31

RESIDENTIAL REAL ESTATE SECURITIES

Prime Securities Portfolio

Quarterly Update (continued)

►	The chart below shows the level of serious delinquencies of our prime CES by vintage at the end of each quarter since the beginning of 2006.

►	The chart above shows that delinquencies for the 2008 vintage securities are rising rapidly. The market value of our investment in the 2008 vintage was $3 million at September 30, 2008.

32   THE REDWOOD REVIEW 3RD QUARTER 2008

RESIDENTIAL REAL ESTATE SECURITIES

Prime Securities Portfolio

Quarterly Update (continued)

►
As a result of the increased delinquencies and continued weakening of the housing markets, we have increased our level of credit reserves. As seen in the table below, our investments in prime CES totaled $41 million at September 30, 2008. These investments have a face value of $361 million, of which we have reserved $287 million ($8.63 per share). We have now reserved 98% of face value for all non-rated, first-loss investments of 2005 and later vintages. The market value of our investments in CES of 2005 or later vintages totaled $9 million, of which $3 million is invested in first-loss securities.

Credit Reserve Analysis - Prime CES at Redwood
By Rating and Vintage
September 30, 2008
($ in millions)

	<=2004		2005		2006		2007		2008		Total
	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans
BB
Face	$37	0.47%	$28	0.35%	$-		$6	0.37%	$6	0.50%	$77	0.41%
Unamortized discount	(16)		(3)		-		-		-	.	(19)
Discount designated as credit reserve	(11)	0.13%	(22)	0.27%	-		(5)	0.35%	(6)	0.50%	(44)	0.24%
Unrealized gains (losses)	(2)		-		-		-		-		(2)

Market value	$8		$3		$-		$1		$-		$12

Overall credit protection to BB CES		0.69%		0.45%				0.47%		0.69%		0.57%

B
Face	$35	0.08%	$6	0.17%	$5	0.07%	$9	0.21%	$4	0.33%	$59	0.09%
Unamortized discount	(2)		-		1		1		-		-
Discount designated as credit reserve	(19)	0.04%	(6)	0.17%	(5)	0.07%	(9)	0.21%	(4)	0.33%	(43)	0.07%
Unrealized gains (losses)	(3)		-		-		-		-		(3)

Market value	$11		$-		$1		$1		$-		$13

Overall credit protection to B CES		0.28%		0.22%		1.07%		0.21%		0.36%		0.37%

Unrated
Face	$112	0.42%	$37	0.21%	$28	0.17%	$43	0.17%	$5	0.36%	$225	0.26%
Unamortized discount	(11)		-		-		1		-		(10)
Discount designated as credit reserve	(89)	0.33%	(36)	0.19%	(27)	0.15%	(43)	0.17%	(5)	0.36%	(200)	0.23%
Unrealized (losses) gains	1		-		-		-		-		1

Market value	$13		$1		$1		$1		$-		$16

►
The chart on the prior page and the table above can be used to analyze our credit reserves relative to existing credit trends. For example, the chart shows that serious delinquencies on 2004 and prior vintage CES are currently 0.85% of collateral loan balances at September 30, 2008. If we assume a default rate of seriously delinquent loans of 75% and a loss severity of 40%, total expected credit losses from these delinquencies would equal 0.26% of current collateral loan balances. Our credit reserves on 2004 and prior vintage unrated CES currently total 0.33% of collateral balances (as shown in the table above). Under this scenario, our credit reserves on our unrated CES could absorb the losses from the existing seriously delinquent loans at September 30, 2008, plus another 0.07% of future losses.

►
Note that regardless of how high delinquencies rise, once losses in a pool of mortgages exceed our investment in that pool, we cannot suffer additional losses as the most we have to lose is capped at our investment in the securities in that pool.

►
Up to the point of a credit loss, and the subsequent reduction of principal on the security, we will continue to receive interest from these investments. For this reason, the timing of credit losses, not the magnitude, will have a greater effect on future cash flows.

THE REDWOOD REVIEW 3RD QUARTER 2008   33

RESIDENTIAL REAL ESTATE SECURITIES

Prime Securities Portfolio

Quarterly Update (continued)

►
The following chart breaks out our prime portfolio loan types by weighted average interest rate, as well as our estimate of conforming and non-conforming (i.e., jumbo) balances as of September 30, 2008. This chart illustrates how our portfolio might be affected by refinancing activity from a reduction in interest rates and increases in GSE conforming loan limits. The housing bill that was signed into law in July 2008 changed the conforming loan limit (effective January 1, 2009) to $625,000, and we estimate that approximately 68% of our portfolio is or will be eligible for purchase by the GSEs based only on this revised GSE conforming loan limit.

Prime CES at Redwood
Composition by Product Type, Vintage, and Balance
September 30, 2008 (a)

	<= 2004		2005		2006		2007		2008		Total
Product	% of Balance	Wtd Avg Loan Rate	% of Balance	Wtd Avg Loan Rate	% of Balance	Wtd Avg Loan Rate	% of Balance	Wtd Avg Loan Rate	% of Balance	Wtd Avg Loan Rate	% of Balance	Wtd Avg Loan Rate

Hybrid	36%	4.83%	71%	5.47%	65%	6.09%	31%	6.36%	11%	6.35%	46%	5.26%
ARM(b)	2%	4.37%	<1%	4.61%	<1%	6.18%	<1%	6.41%	-	-	1%	4.43%
Fixed	24%	5.66%	7%	6.03%	18%	6.37%	64%	6.45%	88%	6.55%	23%	5.88%

Jumbo	62%		78%		83%		96%		99%		70%

Hybrid	14%	4.99%	20%	5.58%	16%	6.13%	<1%	6.35%	-	-	14%	5.28%
ARM(b)	2%	4.69%	<1%	4.66%	-	-	<1%	6.40%	-	-	1%	4.70%
Fixed	22%	5.97%	2%	6.00%	1%	6.49%	3%	6.57%	1%	6.37%	15%	5.98%

Conforming	38%		22%		17%		4%		1%		30%
(a) The product percentages differ from other tables as the table above represents our exposure on a loan balance basis and others are on a market value basis.
(b) ARMs are indexed to one-or-six month LIBOR and have a weighted average margin of 1.72%.

►
A significant factor in the rate of prepayments is the level of mortgage rates. Historically, jumbo fixed-rate mortgages have been priced to a spread of roughly 1.25% above the 10-year Treasury note yield. While the 10-year note yield has hovered near 4.00% for the past year, current jumbo fixed-rate mortgages are close to 8.00%, implying a spread over the 10-year note well above the recent norm (as seen in the chart below). Should jumbo fixed-rate mortgage spreads fall back to historical levels, many borrowers will have an incentive to refinance and prepayments rate could increase substantially from the current low levels.

34   THE REDWOOD REVIEW 3RD QUARTER 2008

RESIDENTIAL REAL ESTATE SECURITIES

Prime Securities Portfolio

Quarterly Update (continued)

►	The chart below shows the trends in our residential prime CES prepayment speeds, which have been declining for our adjustable-rate mortgages and remain at low speeds for our fixed and hybrid loans.

►
The degree of refinancing activity is important to consider, since our credit reserves provide protection on securities that we have purchased at a substantial discount to principal face value amounts. All things being equal, faster prepayments would benefit these investments by accelerating the collection of principal and the potential recovery of credit reserves.

►
CES backed by 2004 and prior originations are especially sensitive to the rate of prepayments as many of the securities are close to or are already receiving principal payments. An uptick in prepayments could have a significant beneficial effect on cash flows and valuations.

THE REDWOOD REVIEW 3RD QUARTER 2008   35

RESIDENTIAL REAL ESTATE SECURITIES

Prime Securities Portfolio

Quarterly Update (continued)

►
We believe the loan characteristics of our prime portfolio set forth below illustrate the high quality of these loans, including relatively low LTV ratios and high FICO scores. As the following table also illustrates, we have geographically diverse pools of prime loans that are generally seasoned over three years.

Residential Prime CES at Redwood
Underlying Loan Characteristics
September 30, 2008

Number of loans	247,449	Wtd Avg FICO	748
Total loan face ($ in millions)	$101,075	FICO: <620	1%
Average loan size ($ in 1000's)	$408	FICO: 621 - 660	4%
		FICO: 661 - 700	14%
Southern CA	25%	FICO: 701 - 740	26%
Northern CA	23%	FICO: > 740	53%
Florida	5%	Unknown	2%
New York	6%
Georgia	2%	Conforming at origination %	24%
New Jersey	3%	> $1 MM %	8%
Other states	36%
		2nd home %	6%
2008 origination	<1%	Investment home %	1%
2007 origination	6%
2006 origination	11%	Purchase	43%
2005 origination	21%	Cash out refi	21%
2004 origination and earlier	62%	Rate-term refi	36%

		Full doc	53%
Wtd Avg Original LTV	69%	No doc	7%
Original LTV: 0 - 50	14%	Other (limited, etc)	37%
Original LTV: 50 - 60	12%	Unknown	3%
Original LTV: 60. - 70	22%
Original LTV: 70 - 80	49%	2-4 family	1%
Original LTV: 80 - 90	2%	Condo	11%
Original LTV: 90 - 100	1%	Single family	88%

36   THE REDWOOD REVIEW 3RD QUARTER 2008

RESIDENTIAL REAL ESTATE SECURITIES

Non-Prime Securities Portfolio

What is this?

Non-prime securities include option-ARM, alt-a, and subprime securities. The following discussion reflects only the non-prime securities at Redwood, exclusive of non-prime securities owned by Acacia or the Fund.

Alt-a securities are residential mortgage-backed securities backed by loans that generally have higher credit-quality characteristics than subprime, but lower credit-quality characteristics than prime.

Subprime securities are residential mortgage-backed securities backed by lower-quality loans. Many subprime borrowers have impaired credit histories.

Option-ARM securities are residential mortgage-backed securities backed by loans that allow borrowers to make payments that are less than the monthly accrued interest on the mortgages.

Quarterly Update

►	The following table presents the activity in our non-prime securities portfolio during the third quarter of 2008.

Non-Prime Securities at Redwood
Three Months Ended September 30, 2008
($ in millions)

Market value at June 30, 2008	$66

Acquisitions	-
Sales	-
Principal payments	(6)
Discount amortization	4
Changes in market value, net	(11)

Market value at September 30, 2008	$53

►	Total interest income generated by our non-prime securities was $7 million in the quarter, an annualized yield of 43% on our average amortized cost of these securities of $68 million.

THE REDWOOD REVIEW 3RD QUARTER 2008   37

RESIDENTIAL REAL ESTATE SECURITIES

Non-Prime Securities Portfolio

Quarterly Update (continued)

►
The table below presents rating and vintage information of the non-prime securities in our portfolio at September 30, 2008. The vintage shown is the year the securitization was completed and may include real estate loans originated in an earlier year.

Non-Prime Securities at Redwood
By Rating and Vintage
September 30, 2008
(by market value, $ in millions)

	<=2004	2005	2006	2007	Total
IGS
AAA	$-	$24	$10	$13	$47
Total IGS	-	24	10	13	47

CES
B	-	-	-	2	2
NR	1	1	-	2	4
Total CES	1	1	-	4	6

Market value	$1	$25	$10	$17	$53

By Loan Type and Vintage

	<=2004	2005	2006	2007	Total
Hybrid	$-	$-	$1	$15	$16
Option Arm	1	25	9	2	37

Market value	$1	$25	$10	$17	$53

►	At September 30, 2008, 89% of our non-prime portfolio was IGS, which had an average of 32 percentage points of credit support from lower-rated subordinate securities.

►	$6 million, or 1% of our capital, was invested in non-prime CES at September 30, 2008. The aggregate fair value of our non-prime securities was 14% of principal value.

►	Our option ARM non-prime securities consist of $33 million of AAA-rated IGS and $4 million of CES. Our hybrid non-prime securities include $14 million of IGS and $2 million of CES.

38   THE REDWOOD REVIEW 3RD QUARTER 2008

RESIDENTIAL REAL ESTATE SECURITIES

Non-Prime Securities Portfolio

Quarterly Update (continued)

►	Our non-prime CES portfolio was nearly fully reserved for credit losses, with an aggregate face value of $261 million and credit reserves of $248 million ($7.46 per share) at September 30, 2008.

►	Seriously delinquent loans underlying our non-prime CES were 15% at September 30, 2008.

►	Prepayment speeds on non-prime CES have continued to slow as refinancing options for these borrowers are generally diminishing, as illustrated in the chart below.

THE REDWOOD REVIEW 3RD QUARTER 2008   39

COMMERCIAL REAL ESTATE SECURITIES

Commercial Securities Portfolio

What is this?

We invest in securities that are backed by pools of commercial real estate loans. The following discussion refers only to the commercial securities owned by Redwood, exclusive of commercial securities owned by Acacia.

Quarterly Update

►
Conditions in the commercial mortgage market deteriorated during the quarter due to the upheaval in both the credit and equity markets. Trading activity was limited, reflecting the market turmoil and the continuing negative investor sentiment over deteriorating fundamentals in the commercial real estate market. Spreads widened throughout the quarter with AAAs increasing by about 165 basis points to 350 and BBBs increasing about 900 basis points to nearly 2,400 at the end of the third quarter according to data published by Commercial Mortgage Alert; spreads continued to widen materially following the end of the quarter. U.S. commercial mortgage-backed securities issuance remains weak, with no issuance in the third quarter and nine month volume ($12 billion) down 94% from the year-ago period.

►
Financing costs for property acquisitions remain elevated due to the shutdown of the commercial mortgage securitization market and the reduction of credit available from the commercial banking industry. Tight underwriting standards and few refinance alternatives will likely result in more extensions and defaults on maturing loans. On the positive side, our commercial CES is primarily backed by longer term fixed-rate loans, with few loans scheduled to mature in the near term.

►
According to monthly data compiled by Citigroup, commercial mortgage delinquencies have increased by approximately 13 basis points since the beginning of the year to 0.52% as of September 2008. As the economy slows and financing becomes increasingly scarce delinquency rates are expected to increase.

►	Our commercial securities portfolio declined by $27 million to $64 million in the third quarter due to significantly wider spreads for CMBS.

►
We have not purchased commercial securities since the first quarter of 2007. We continue to monitor developments and trends in commercial real estate and positioning ourselves to expand our commercial business at the appropriate time.

40   THE REDWOOD REVIEW 3RD QUARTER 2008

COMMERCIAL REAL ESTATE SECURITIES

Commercial Securities Portfolio

Quarterly Update (continued)

►
Our commercial securities portfolio consists of CES investments that we fund with equity. The types of loans backing these securities are typically fixed-rate with 10-year average lives. The following table presents our commercial securities portfolio by credit rating and vintage. The vintage shown is the year the securitization was completed and may include commercial real estate loans originated in an earlier year.

Commercial Securities at Redwood
By Rating and Vintage
September 30, 2008
(by market value, $ in millions)

	<= 2004	2005	2006	2007	Total
BB or B	4	-	5	6	15
NR	9	14	22	4	49

Market value	$13	$14	$27	$10	$64

►	Total interest income generated by our commercial securities was $3 million in the third quarter, which resulted in an annualized yield on our average amortized cost of 13%.

►
The overall credit performance of our commercial securities portfolio weakened during the third quarter. Total serious delinquencies (60 days+) were $473 million, or 0.96% of the $49 billion of commercial loans that we credit enhance, an increase from 0.80% at June 30, 2008. Included in these delinquencies are three loans totaling $241million (or 0.49%) that are contained within securities we own with a cumulative market value of $0.8 million.

►
Principal credit losses on our commercial CES of $3 million during the quarter were charged against our designated credit reserve. For tax purposes, realized losses on commercial securities were less than $0.3 million in the third quarter. This deduction is less than the principal value of credit losses incurred on the underlying loans, as we own our commercial CES at a tax basis that is substantially less than par value.

►	Our GAAP credit reserve for commercial CES was $471 million ($14.16 per share) at September 30, 2008.

►
When assessing commercial credit reserves, it is important to consider that commercial loans do not usually prepay like residential loans due to various early refinancing disincentives for borrowers. These loans typically perform very well in their early stages, while experiencing a greater risk of default near maturity when borrowers must obtain new financing. Because of this dynamic, we are nearly fully reserved for losses on our non-rated pieces and most of our B-rated securities. We expect our commercial CES to absorb losses; the key determent of the impact on returns will be when the losses will occur.

THE REDWOOD REVIEW 3RD QUARTER 2008   41

COMMERCIAL REAL ESTATE SECURITIES

Commercial Securities Portfolio

Quarterly Update (continued)

►	The summary-level information below presents weighted-average credit reserve balances by principal value, designated by loan vintage and credit rating.

Credit Reserve Analysis - Commercial Portfolio
By Rating and Vintage
September 30, 2008
($ in millions)

	<=2004		2005		2006		2007		Total
	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans
BB
Face	$9	0.09%	$-		$3	0.08%	$14	0.10%	$26	0.10%
Unamortized discount	(5)		-		(1)		(9)		(15)
Discount designated as credit reserve	-		-		(1)	0.04%	(2)	0.01%	(3)	0.01%
Unrealized gains (losses)	-		-		-		(1)		(1)

Market value	$4		$-		$1		$2		$7

Overall credit protection to BB CES		3.40%				2.26%		1.94%		2.49%

B
Face	$-		$-		$23	0.11%	$27	0.19%	$50	0.14%
Unamortized discount	-		-		4		(5)		(1)
Discount designated as credit reserve	-		-		(23)	0.11%	(18)	0.12%	(41)	0.11%
Unrealized gains (losses)	-		-		-		-		-

Market value	$-		$-		$4		$4		$8

Overall credit protection to B CES		-		-		1.89%		1.22%		1.62%

Unrated
Face	$41	0.58%	$124	0.61%	$235	0.70%	$39	0.86%	$439	0.67%
Unamortized discount	(2)		15		23		4		40
Discount designated as credit reserve	(32)	0.44%	(121)	0.50%	(235)	0.70%	(39)	0.86%	(427)	0.65%
Unrealized (losses) gains	2		(4)		(1)		-		(3)

Market value	$9		$14		$22		$4		$49

►	The market values for our BB, B, and unrated commercial CES at September 30, 2008 totaled $64 million, which is equal to 12% of the $515 million face value.

42   THE REDWOOD REVIEW 3RD QUARTER 2008

INVESTMENTS IN SEQUOIA

Summary

What is this?

Sequoia entities are independent securitization entities that acquire residential mortgage loans and create and issue ABS backed by these loans. Most of the loans that Sequoia entities acquire are prime-quality loans. Most of the investment-grade rated ABS created by Sequoia are sold to third party investors. Redwood usually acquires most of the CES and occasionally acquires interest-only securities (IOs) and IGS. Acacia also acquires some CES, IOs, and IGS issued by Sequoia. Although Redwood’s investment in Sequoia entities is relatively small and limited, the loans and ABS issued by Sequoia are shown on our consolidated financial statements. Redwood’s investments in these entities do not appear on our balance sheet as an asset - rather they are reflected as the difference between the consolidated assets of Sequoia and the consolidated Sequoia ABS issued to third parties.

Redwood’s credit risk is limited to its investment in the IGS and CES Redwood acquires from the Sequoia entities. Each Sequoia entity is independent from the others, thus the performance of any one Sequoia entity does not affect any other Sequoia entity.

Over the years, Sequoia securitizations have created significant profits for Redwood. These profits have two underlying economic components: the profit or loss created at the time of securitization on those ABS sold to investors and the returns earned over time on the securities that we acquired as investments. For GAAP purposes, both of these components are recognized over time through net interest income.

For the past several years, approximately 97% of the ABS issued by the Sequoia entities were sold to third parties, 2% were sold to Acacia and 1% were sold to Redwood.

Quarterly Update

►
Cash generated by our investments in Sequoia during the third quarter totaled $13 million, compared to $19 million in the second quarter. In the fourth quarter, we expect to receive about one-third the amount of cash that we received in the third quarter as the increase in LIBOR will adversely affect cash flows to the IOs we own from these securitizations. Due to timing differences between coupon resets on the loans held by the Sequoia entities and the ABS issued held by the Sequoia entities, a portion of the IO cash flows will be recovered in future periods as the loans reset or “catch-up” to the higher level of LIBOR.

►
Due to the turbulence in the mortgage markets, including declining home prices and concerns over credit performance, AAA buyers continue to require a much higher yield to compensate for actual and perceived risk. Consequently, since July 2007, we have not acquired loans and have not completed new Sequoia securitizations. We continue to believe the prime non-agency securitization market will be one of the first structured markets to return; however, we do not anticipate completing any new Sequoia transactions until housing prices stabilize and securitization economics improve.

►
The GAAP carrying value of Redwood’s investments in Sequoia was $111 million at September 30, 2008. This is reflected on our balance sheet as the difference between residential loans of $6.1 billion and ABS issued of $6.0 billion. Both the loans and ABS issued are carried at their amortized cost basis.

THE REDWOOD REVIEW 3RD QUARTER 2008   43

INVESTMENTS IN SEQUOIA

Quarterly Update (continued)

►
Our estimated fair value of Sequoia securities that Redwood owns at September 30, 2008, was $56 million. This consists of $44 million of IOs, $9 million of CES, and $3 million of IGS. We used the same valuation process to value the Sequoia securities as we did for third-party securities (as described on page 27). Most of our IOs are rated AAA, the IGS we own are mostly AA-rated, and the CES are rated BB, B, and unrated.

►
The primary difference between our GAAP carrying value and the fair value of our investments in Sequoia is that for several years the loan premium amortization expenses as calculated under GAAP have not kept pace with prepayments. For a portion of these loans, our GAAP amortization method is linked more closely to short-term interest rates. As short-term interest rates increase, which they did during the third quarter, we expect premium amortization for this portion of the loan portfolio to decrease. Loan premium amortization expenses, a component of interest income, was $3 million in the third quarter, down from $10 million in the second quarter. We ended the quarter with a net premium of $65 million on a $6.1 billion principal loan balance for an average basis of 101.07.

►
Seriously delinquent loans increased from $118 million to $143 million in the third quarter, an increase from 1.87% to 2.36% of current balances. Serious delinquencies increased across all vintages. Most of the loans (65% of the Sequoia loans) were originated in 2005 and earlier and many of the loans in the original pools have been paid in full. As a percent of the original balances, seriously delinquent loans are 0.51% at September 30, 2008, as compared to 0.42% at June 30, 2008. Nonetheless, the recent rise in delinquencies is concerning, especially for loans originated in 2006 or later (35% of our residential loans).

44   THE REDWOOD REVIEW 3RD QUARTER 2008

INVESTMENTS IN SEQUOIA

Quarterly Update (continued)

►
At September 30, 2008, our loan loss reserve was $47 million, or 0.77% of the current loan balance, an increase of $14 million in the quarter. Our credit provision for loans was $18 million in the third quarter, compared to $10 million in the second quarter. The increase in credit provision was attributable to higher delinquencies. We had net charge-offs of $4 million in the third quarter compared to $2 million in both the second and first quarters of 2008.

►
Loans from the 2006 and 2007 vintages are performing worse than our expectations. In several of these loan pools we have negative equity as our loan loss reserve is larger than our investment. These losses, when they occur, will eliminate our investment and parts of the ABS issued. For GAAP purposes, we take the loan loss provision expense today and will take a gain when the ABS issued absorb the losses.

►
Unlike our investments in Acacia, our investments in Sequoia are not subject to cash flow disruptions due to ratings downgrades. However, many of our investments represent the first, second, and third loss securities and as such will absorb the initial losses in these pools of residential loans.

►	The table below shows the declining prepayment speeds for the residential loans at Sequoia.

►
Nearly all of the hybrid loans held by Sequoia entities, representing 34% of the aggregate loan portfolio, are still in their initial fixed-rate period. Prepayment rates on these loans decreased slightly to 14% CPR in the third quarter from an average of 15% CPR in the second quarter.

THE REDWOOD REVIEW 3RD QUARTER 2008   45

INVESTMENTS IN SEQUOIA

Quarterly Update (continued)

►
ARM loans held by Sequoia entities, representing 67% of the aggregate loan portfolio, are indexed to LIBOR. In the third quarter, prepayment rates on these loans declined to 15% constant prepayment rate (CPR) from the second quarter rate of 22% CPR.

►
As of September 30, 2008, the tax basis of our IOs was $41 million. Consistent with tax accounting principles, cash flows received will be used primarily to reduce our basis. As a result, we expect to recognize little taxable income from these IOs until 2009.

►
We hold call option rights on all our Sequoia transactions. The call option gives us the right, but not the obligation, to retire the ABS issued at par and take possession of the underlying loans. Currently, we have 16 Sequoias that are callable and one more that will likely become callable by the end of the year. Given the current mortgage and securitization markets, we do not anticipate calling any Sequoias in the foreseeable future.

►	The following table summarizes the characteristics of the loans owned by the Sequoia entities.

Residential Loans at Sequoia*
Underlying Loan Characteristics
September 30, 2008

Number of loans	18,019	Wtd Avg FICO	732
Total loan face ($ in millions)	$6,067	FICO: <= 620	2%
Average loan size ($ in 1000's)	$337	FICO: 621 - 660	4%
		FICO: 661 - 700	19%
Southern CA	15%	FICO: 701 - 740	26%
Northern CA	11%	FICO: > 741	49%
Florida	13%
New York	6%	Conforming at origination %	34%
Georgia	4%	> $1 MM %	15%
New Jersey	4%
Other states	47%	2nd home %	11%
		Investment home %	3%
2007 origination	13%
2006 origination	21%	Purchase	36%
2005 origination	5%	Cash out refi	32%
2004 origination and earlier	61%	Rate-term refi	30%
		Other	2%
Wtd Avg Original LTV	69%
Original LTV: 0 - 50	15%	Hybrid	33%
Original LTV: 50 - 60	11%	Adjustable	67%
Original LTV: 60. - 70	19%
Original LTV: 70 - 80	49%	Interest only	95%
Original LTV: 80 - 90	2%	Fully-amortizing	5%
Original LTV: 90 - 100	4%

* Total residential real estate loans at Sequoia excludes REO, which is included in our consolidated other assets at lower of cost or fair value and totaled $21 million at September 30,2008.

46   THE REDWOOD REVIEW 3RD QUARTER 2008

INVESTMENTS IN ACACIA

Summary

What is this?

Under our Acacia program, we re-securitize real estate securities using bankruptcy remote collateralized debt obligation (CDO) entities that sell asset-backed securities (ABS) to independent third-party investors. We typically acquire an equity interest in the Acacia CDO entities and receive asset management fees. We may also acquire other securities created by the Acacia entities. Our asset management fees typically equal 10 basis points of the outstanding principal balance of Acacia assets. These fees are paid to us in a first or senior priority from the cash flows of the Acacia assets. Our equity interests in the Acacia entities entitle us to receive the net cash flows (i.e., the net cash flows generated by the assets after deducting asset management and other fees and the money distributed to the ABS debt holders) of those entities. Our credit risk is limited to the amount we invested, while the remainder of any losses will be borne by the holders of the securities issued by Acacia. Cash distributions on our Acacia interests can be disrupted based on rating agency downgrades of the underlying collateral or due to deterioration in collateral performance. Our investment in each entity is separate and independent, thus diminished performance on one of our CDO equity interests has no effect on our other CDO equity interests.

Quarterly Update

►
The consolidated Acacia net loss was $21 million in the third quarter of 2008, compared to a net loss of $20 million in the second quarter as negative MVA of $29 million in the third quarter was similar to the level recognized in the second quarter. Net interest income of $8 million in the third quarter remained unchanged from the second quarter. Earnings from Acacia should decline in future periods.

►
During the third quarter, we received cash distributions from Acacia entities of $6 million, including $4 million from our equity interests and $1 million from our ABS investments. These distributions included $2 million from our equity investments that is nonrecurring, and was a result of resolving a claim with the trustee from the call of Acacia 3. We also received $1 million of management fees.

►	Our reported GAAP equity value for Acacia was $19 million while our estimate of economic value is $13 million. Over time, these values will converge to zero.

Economic Value of our Investments in Acacia Entities

►
We cautioned in prior Redwood Reviews that severe collateral rating downgrades by Moody’s, S&P, and Fitch had placed considerable negative pressure on the collateralization tests for all of the Acacia entities. As a result of these downgrades, the cash flows on our equity investments in Acacia 7, 8, 9, 10, 11, OA1, and 12 have been shut off.

THE REDWOOD REVIEW 3RD QUARTER 2008   47

INVESTMENTS IN ACACIA

Economic Value of our Investments in Acacia Entities (continued)

►
We are still receiving cash distributions from our equity investments in Acacia 5, 6, and CRE1. Due to the volatility surrounding rating downgrades, we are no longer comfortable projecting the likelihood of future cash distributions for our investments in these Acacia entities. We only included the $0.4 million received in October and the $0.8 million we expect to receive in November in our calculation of economic value.

►	The table below shows the components of management’s estimate of economic value for our investment in the Acacia entities as of the end of the third and second quarters.

Investment in Acacia Entities
Management's Estimate of Economic Value
($ in millions)

	9/30/2008	6/30/2008
Management fees	$5	$7
ABS acquired	7	10
Preference shares	1	2

Total	$13	$19

►
Even if equity cash flows are shut off, we still collect management fees, which are senior in cash flow payment priority to the AAA holders in each Acacia securitization. Our estimate of the net present value of these management fees (discounted at 45%) was $5 million at September 30, 2008.

►	At September 30, 2008, we valued the Acacia ABS we previously acquired at a price equal to 7% of face value using bid-side marks from third parties.

►	Our investment in Acacia represents 2% of our capital.

48   THE REDWOOD REVIEW 3RD QUARTER 2008

ACCOUNTING DISCUSSION

Accounting Discussion

►
At Redwood, where we hold most of our securities as AFS for accounting purposes, other-than-temporary MTM changes flow through our income statement while MTM changes that are temporary are charged to equity.

►
For accounting purposes, we consolidate the balance sheets and income statements of the Acacia securitization entities. On January 1, 2008, we adopted a new accounting standard, FAS 159, and elected to fair value both the assets and liabilities of the Acacia entities. In accordance with FAS 159, we recorded a one-time, cumulative-effect adjustment to our January 1, 2008 opening balance sheet that decreased the carrying value of Acacia liabilities by $1.5 billion and increased equity. This new standard significantly reduces the disparity that existed between GAAP carrying value and our previous estimates of economic value.

►	For the Sequoia entities, we are required to consolidate the assets and liabilities, which we report at amortized cost, except for REO, which are reported at the lower of cost or fair value.

►
The rules regarding MTM accounting are complex and may not be consistent across portfolios or clearly reflect the underlying economics. This accounting discussion is intended to provide investors with a better understanding of the impact of MTM adjustments on our reported results.

►
MTM adjustments can result from changes in fair values caused either by a change in expected cash flows (i.e. increased credit loss estimates reduce expected cash flows), a change in market discount rates (i.e. the market requires a greater risk premium and/or interest rates rise), or a combination of both.

►
All changes in fair value for securities, derivatives, or liabilities accounted for as trading instruments or under the fair value option of FAS 159 flow through the income statement. These adjustments can have a positive or negative impact on income in any period.

►
Our CES and most IGS held at Redwood and the real estate securities held by the Fund are accounted for as AFS securities. We carry AFS securities on our GAAP balance sheet at their fair value. Positive changes in the fair value of AFS securities from period to period are always accounted for as increases to stockholders’ equity and do not flow through our income statement. Accounting for negative changes in the fair value of AFS securities from period to period requires a three-step process involving a combination of quantitative and judgmental evaluations. The ultimate purpose of this process is to determine whether negative MTM adjustments represent “other-than-temporary” (permanent) impairments, which flow through our GAAP income statement, or represent “temporary” impairments, which are recorded as a reduction of stockholders’ equity and do not flow through our income statement.

50   THE REDWOOD REVIEW 3RD QUARTER 2008

ACCOUNTING DISCUSSION

Accounting Discussion (continued)

►	The diagram below and the narrative discussion that follows address the three-step process for evaluating impairments on AFS securities.

►
The first step is to determine whether there has been an adverse change in the underlying cash flows generated by the security. A security is considered permanently impaired even if the change in projected cash flows is small relative to the resulting MTM adjustment. It is difficult to separate with precision how much of the change in fair value is driven by changes in expected cash flows versus changes in market discount rates, but during periods of market illiquidity and uncertainty (as we have encountered since mid-2007), the market discount rate impact can be significant.

►	The second step is to determine whether we have the ability and intention to hold the security.

►
The third step requires us to evaluate whether an impaired security will recover in value within a reasonable period of time. This step is very subjective, particularly when there is turmoil and uncertainty in the capital markets.

►
AFS securities deemed permanently impaired for accounting purposes cannot be written back up through MTM adjustments in our income statement. This does not mean the underlying security could not recover in value. If the value of an impaired security does recover, we would recognize this benefit through higher interest yields over time. Therefore, some of the securities classified as permanently impaired during recent quarters may eventually prove to have significant value to us.

THE REDWOOD REVIEW 3RD QUARTER 2008   51

ACCOUNTING DISCUSSION

Accounting Discussion (continued)

►
The consolidated Sequoia assets are accounted for on our GAAP balance sheet as held-for-investment and are carried at their unpaid principal balances adjusted for net amortized premiums or discounts and net of allowances for credit losses. The consolidated Sequoia liabilities are accounted for at their unpaid principal balances net of any amortized premiums or discounts.

►
Prior to January 1, 2008, we accounted for the consolidated securities held at Acacia entities (the assets) as AFS and the consolidated ABS issued by Acacia entities (the liabilities) at cost. In our opinion, this difference in accounting treatment led to a significant discrepancy in the GAAP carrying value for our investment in Acacia entities and our estimate of economic value.

►
On January 1, 2008, we adopted a new accounting standard, FAS 159, and elected to fair value both the assets and liabilities of the Acacia entities. In accordance with FAS 159, we recorded a one-time, cumulative-effect adjustment to our January 1, 2008 opening balance sheet that decreased the carrying value of Acacia liabilities by $1.5 billion and increased equity. This new standard significantly reduces the disparity that existed between GAAP carrying value and our previous estimates of economic value.

►
Under FAS 159, we are required to flow through our quarterly income statement any net change in the fair value of Acacia assets and liabilities. As a result of the measurement techniques required by FAS 159, we still expect to encounter some MTM earnings volatility in the future as a result of the consolidation of Acacia entities. During the third quarter of 2008, the fair value of Acacia’s assets and derivatives declined by $236 million and the fair value of Acacia’s paired liabilities declined by $207 million, for a net change of a negative $29 million.

►
The net GAAP carrying value of our investments in Acacia in our financial statements is derived by subtracting the fair value of Acacia’s liabilities from the fair value of Acacia’s assets. In theory, fair values of Acacia’s assets and liabilities should be reasonably correlated as they are paired within the same legal structure. ABS issued by each Acacia entity will be repaid directly and solely from the cash flows generated by the assets owned by that entity. However, at any given moment, the capital markets may use different discount rates and valuation parameters for Acacia’s collateral assets relative to its ABS issued.

►
On September 30, 2008, the derived net GAAP carrying value of our retained Acacia investments was $19 million. This valuation was greater than our $13 million estimate of the fair value based on the value of the ABS acquired using bid-side marks, plus the net present value of projected cash flows from our Acacia management fees discounted at 45%, and the cash received in October and we expect to receive in November from equity interests.

52   THE REDWOOD REVIEW 3RD QUARTER 2008

GLOSSARY

NOTE: Not all companies and analysts calculate non-GAAP measures in the same fashion. As a result, certain measures as calculated by Redwood may not be comparable to similarly titled measures reported by other companies.

ACACIA
Acacia is the brand name for the collateralized debt obligation (CDO) securitizations Redwood sponsors. The underlying pool of assets for these CDO securitizations generally consists of IGS and, in some pools, some CES. The securities are backed by residential prime, alt-a, and subprime real estate loans, and commercial real estate loans. Acacia also owns related assets such as CDO securities issued by other real estate oriented CDOs, corporate debt issued by equity REITs, commercial real estate loans, and synthetic assets derived from real estate assets. Redwood typically acquires a portion of the CDO credit-enhancement (or “equity”) securities issued by Acacia; these are the securities that are in the first-loss (highest risk) position with respect to absorbing any credit losses that may occur within the assets owned by the Acacia entities. Redwood may also retain or acquire Acacia ABS issued. Redwood also earns asset management fees for ongoing management of the Acacia entities.

ADJUSTABLE-RATE MORTGAGES (ARMs)
Adjustable-rate mortgages are loans that have coupons that adjust at least once per year. We make a distinction between ARMs (loans with a rate adjustment at least annually) and hybrids (loans that have a fixed-rate period of two-to-ten years and then become adjustable-rate).

ALT-A SECURITIES
Alt-a securities are residential mortgage-backed securities backed by loans that have higher credit quality than subprime and lower credit quality than prime. Alt-a originally represented loans with alternative documentation, but the definition has shifted over time to include loans with additional risk characteristics and a higher percentage of investor loans. In an alt-a loan, the borrower’s income may not be verified, and in some cases, may not be disclosed on the loan application. Alt-a loans may also have expanded criteria that allow for higher debt-to-income ratios with higher accompanying loan-to-value ratios than would otherwise be permissible for prime loans.

AMORTIZED COST
Amortized cost is the initial acquisition cost of an AFS security, minus principal repayments or principal reductions through credit losses, plus or minus premium or discount amortization. At the point in time an AFS security is deemed other-than-temporarily impaired, the amortized cost is adjusted (by changing the amount of unamortized premium or discount) to equal to the fair value of the security.

ASSET-BACKED SECURITIES (ABS)
Asset-backed securities (ABS) are securities backed by financial assets that generate cash flows. Each ABS issued from a securitization entity has a unique priority with respect to receiving principal and interest cash flows and absorbing any credit losses from the assets owned by the entity.

THE REDWOOD REVIEW 3RD QUARTER 2008   53

GLOSSARY

BOOK VALUE
Book value is the value of our common equity. As measured for GAAP, through December 31, 2007, reported book value generally incorporated mark-to-market adjustments for securities and interest rate agreements, but not for loans or liabilities. Beginning January 1, 2008, book value as measured for GAAP includes mark-to-market adjustments on certain assets and liabilities. We may also report management’s estimate of economic value, which is management’s estimate of the fair value of its investments net of liabilities.

COLLATERALIZED DEBT OBLIGATION (CDO) SECURITIZATIONS
The securitization of a diverse pool of assets. See “Acacia.”

CDO EQUITY SECURITIES
CDO equity securities (or CDO CES) are credit-enhancement securities that bear the initial credit losses of the assets owned by CDO securitization entities.

COMMERCIAL WHOLE LOANS
Commercial whole loans are unsecuritized first-lien loans that are secured by commercial real estate.

CONDUIT
A conduit is an entity that acquires closed loans from originators, accumulates loans over a period, and sells these loans, seeking to generate a gain on sale. Sales are usually made via securitization, but also can be made through bulk whole loan sales.

CORE EQUITY (CORE BOOK VALUE)
Core equity is not a measure calculated in accordance with GAAP. GAAP equity includes unrealized mark-to-market adjustments for some of our assets and interest rate agreements (“accumulated other comprehensive income”). Core equity excludes these mark-to-market adjustments. Core equity in some ways approximates what our equity value would be if we used historical amortized cost accounting exclusively. A reconciliation of core equity to GAAP equity appears in Table 2 of the Appendix.

CONSTANT (OR CONDITIONAL) PREPAYMENT RATE (CPR)
Constant (or conditional) prepayment rate (CPR) is an industry-standard measure of the speed at which mortgage loans prepay. It approximates the annual percentage rate at which a pool of loans is paying down due to principal prepayments.

CREDIT-ENHANCEMENT SECURITIES (CES)
Credit-enhancement securities (CES) absorb the initial credit losses generated by a pool of securitized assets. As a result, the more senior securities issued from that securitization are credit-enhanced because they carry less credit risk. Our definition of CES includes all the below investment-grade rated bonds issued from a securitization. These securities are also referred to as subordinated securities or B-pieces. For a typical securitization of prime residential loans, there are three CES: the first-loss, second-loss, and third-loss bonds. The first-loss security takes the initial risk of credit loss. If credit losses within the securitized asset pool exceed the principal value of the first-loss security, the second-loss security is at risk. If cumulative losses exceed the principal value of the first- and second-loss securities, then the third-loss security is at risk. Generally, for these securitizations, the third-loss security has a credit rating of BB, the second-loss security has a credit rating of B, and the first-loss security is unrated. Other types of securitizations, such as commercial, CDO, subprime residential, and some alt-a residential transactions, may be structured differently. Nevertheless, the non-investment grade rated securities issued from these securitizations function as credit-enhancement securities in these transactions.

54   THE REDWOOD REVIEW 3RD QUARTER 2008

GLOSSARY

GAAP
Generally Accepted Accounting Principles in the United States.

GSEs (GOVERNMENT-SPONSORED ENTERPRISES)
Government-sponsored enterprises (GSEs), include the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan and Mortgage Corporation (Freddie Mac).

INTEREST-ONLY SECURITIES (IOs)
Interest-only securities (IOs) are specialized securities created by securitization entities where the projected cash flows generated by the underlying assets exceed the cash flows projected to be paid to the ABS issued that have principal balances. They receive interest payments calculated by a formula wherein cash flows on IOs vary as a function of interest payments generated by the underlying assets within a securitization or as a function of the spread between the yield on the loans owned by a securitization entity and the cost of funds of the securities issued by that entity. Typically, IOs do not have a principal balance and they will not receive principal payments. Interest payments to IOs usually equal an interest rate formula multiplied by a “notional” principal balance. The notional principal balances for IOs are typically reduced over time as the actual principal balances of the underlying pools of assets pay down, thus reducing the cash flows to the IOs over time. Cash flows on IOs are typically reduced more quickly when asset prepayments accelerate.

INVESTMENT GRADE SECURITIES (IGS)
Investment grade securities (IGS) are securities that are rated AAA, AA, A, or BBB.

LEVERAGE RATIOS
We use collateralized debt to finance the accumulation of assets prior to sale to a securitization entity and to finance investments in high-quality loans and IGS. We currently have very low levels of short-term recourse debt. However, because of the consolidation of independent securitization entities, it appears on our GAAP consolidated financial statements that Redwood is highly leveraged, with total consolidated liabilities significantly greater than equity. The obligations of these securitization entities are not obligations of Redwood. When determining Redwood’s financial leverage, traditional leverage ratios may be misleading in some respects if consolidated ABS issued from securitization entities are included as part of Redwood’s obligations when calculating this or similar ratios.

LONG-TERM DEBT AT REDWOOD
Long-term debt at Redwood is debt that is an obligation of Redwood that is not payable within a year and includes junior subordinated notes and trust preferred securities. We generally treat long-term debt as part of our capital base when it is not payable in the near future. We may issue other forms of long-term debt in the future.

MARK-TO-MARKET ACCOUNTING
Mark-to-market accounting uses estimated fair values of assets, liabilities, and hedges. Many of our assets are carried on our balance sheet at their fair value rather than historical amortized cost. Through December 31, 2007 changes in the fair value of some of our assets and hedges are reported through our income statement. Beginning January 1, 2008 we began to use mark-to-market accounting for income statement purposes for a wider variety of assets and liabilities. This likely makes quarter-to-quarter GAAP income trends more volatile. Taxable income is generally not affected by market valuation adjustments.

THE REDWOOD REVIEW 3RD QUARTER 2008   55

GLOSSARY

MARKET VALUE ADJUSTMENTS (MVA)
Market value adjustments (MVA) are those changes in market values reported through our GAAP income statement. They reflect all changes in market values on assets and liabilities accounted for at fair value and impairments on securities accounted for as AFS.

NEGATIVE AMORTIZATION ADJUSTABLE-RATE MORTGAGES
(NEG AM ARMs, OPTION ARMs, OR MTA ARMs)
Negative amortization ARMs (neg am ARMs, option ARMs, pay option ARMs, or monthly treasury average (MTA) ARMs) are adjustable-rate mortgages that allow the borrower to choose between different payment options. These options allow the borrower to make minimum payments, or other payments that are less than the interest accrued on the mortgage during that period. As a result of this feature, the borrower’s loan balance may increase, causing negative amortization of the loan balance.

NON-PRIME SECURITIES
Non-prime securities are alt-a and subprime securities. See definitions of alt-a and subprime securities.

OPTION ARMs
See negative amortization adjustable-rate mortgages.

PRIME RESIDENTIAL REAL ESTATE LOANS
Prime loans are residential loans with high quality credit characteristics, such as borrowers with high FICO credit scores, lower loan-to-value ratios, lower debt-to-income ratios, greater levels of other assets, and more documentation.

PRIME SECURITIES
Prime securities are residential mortgage-backed securities backed by high credit-quality loans, generally with balances greater than conforming loan limits. Prime securities are typically backed by loans that have relatively high weighted average FICO scores (700 or higher), low weighted average LTVs (75% or less), limited concentrations of investor properties, and low percentages of loans with low FICO or high LTV.

PROFITABILITY RATIOS
Many financial institution analysts use asset-based profitability ratios such as interest rate spread and interest rate margin when analyzing financial institutions. These are asset-based measures. Because we consolidate the assets and liabilities of securitization entities for GAAP purposes, our total GAAP assets and liabilities may vary over time, and may not be comparable in economic reality to assets typically used in profitability calculations for other financial institutions. As a result, we believe equity-based profitability ratios may be more appropriate than asset-based measures for analyzing Redwood’s operations. We believe, for example, that net interest income as a percentage of equity is a useful measure of profitability. For operating expenses, we believe useful measures are operating efficiency ratio (operating expenses as a percentage of net interest income) and operating expenses as a percentage of equity.

56   THE REDWOOD REVIEW 3RD QUARTER 2008

GLOSSARY

REAL ESTATE INVESTMENT TRUST (REIT)
A real estate investment trust (REIT) is an entity that makes a tax election to be taxed as a REIT, invests in real estate assets, and meets other REIT qualifications, including the distribution as dividends of at least 90% of REIT taxable income. A REIT’s profits are not taxed at the corporate level to the extent that these profits are distributed as dividends to stockholders, providing an operating cost savings. On the other hand, the requirement to pay out as dividends most of the REIT profits means it can be harder for a REIT to grow if using only internally-generated funds (as opposed to issuing new stock).

REAL ESTATE OWNED (REO)
Real estate owned (REO) refers to real property owned by the lender that has been acquired through foreclosure.

REDWOOD DEBT
Redwood debt is an obligation of Redwood. See Long-term debt at Redwood and Short-term debt at Redwood.

REIT RETAINED TAXABLE INCOME
REIT retained taxable income is not a measure calculated in accordance with GAAP. REIT retained taxable income is the taxable income earned at the REIT after dividend distributions to our shareholders, less corporate income taxes paid at the REIT level. A reconciliation of REIT retained taxable income to GAAP income appears in Table 3 in the Appendix.

REIT SUBSIDIARY
A REIT subsidiary is a subsidiary of a REIT that is taxed as a REIT.

REIT TAXABLE INCOME
REIT taxable income is not a measure calculated in accordance with GAAP. REIT taxable income is pre-tax income calculated for tax purposes at Redwood including only its REIT subsidiaries (i.e., excluding its taxable subsidiaries). REIT taxable income is an important measure as it is the basis of our dividend distribution requirements. We must distribute at least 90% of REIT taxable income as dividends to shareholders over time. As a REIT, we are not subject to corporate income taxes on the REIT taxable income we distribute. We pay income tax on the REIT taxable income we retain (up to 10% of total REIT taxable income). A reconciliation of REIT taxable income to GAAP income appears in Table 3 in the Appendix.

RETURN ON EQUITY (ROE) AND ADJUSTED RETURN ON EQUITY
ROE is the amount of profit we generate each year per dollar of equity capital and equals GAAP income divided by GAAP equity. Adjusted ROE is GAAP income divided by core equity. Core equity excludes balance sheet mark-to-market adjustments. Thus, only those market value changes that are included in our income statement will affect adjusted ROE.

SEQUOIA
Sequoia is the brand name for securitizations of residential real estate loans Redwood sponsors.

SHORT-TERM DEBT AT REDWOOD
Short-term debt at Redwood is debt that is an obligation of Redwood and payable within a year. We obtain this debt from a variety of Wall Street firms, banks, and other institutions. As another form of short-term debt, we have issued collateralized commercial paper in the past and may issue other forms of short-term debt in the future.

THE REDWOOD REVIEW 3RD QUARTER 2008   57

GLOSSARY

SUBPRIME SECURITIES
Subprime securities are residential mortgage-backed securities backed by loans to borrowers who typically have lower credit scores and/or other credit deficiencies that prevent them from qualifying for prime or alt-a mortgages and may have experienced credit problems in the past, such as late payments or bankruptcies. To compensate for the greater risks and higher costs to service the loans, subprime borrowers pay higher interest rates, points, and origination fees.

Typical characteristics of subprime loan pools include more than 60% of loans with FICO scores below 680, weighted average LTVs over 85%, more than 70% of loans with LTVs over 75%, and loans with LTVs over 80% with no mortgage insurance.

TAXABLE SUBSIDIARY
A taxable subsidiary is a subsidiary of a REIT that is not taxed as a REIT and thus pays taxes on its income. A taxable subsidiary is not limited to investing in real estate and it can choose to retain all of its after-tax profits.

TOTAL RETAINED TAXABLE INCOME
Total retained taxable income is not a measure calculated in accordance with GAAP. Total retained taxable income is the taxable income earned at the REIT after dividend distributions to shareholders and taxes. It also includes all of the taxable income earned at our taxable subsidiaries, less corporate income taxes paid, as we generally retain the after-tax income at our taxable subsidiaries. A reconciliation of total retained taxable income to GAAP income appears in Table 3 in the Appendix.

TOTAL TAXABLE INCOME
Total taxable income is not a measure calculated in accordance with GAAP. Total taxable income is pre-tax income for Redwood and all its subsidiaries as calculated for tax purposes. Taxable income calculations differ significantly from GAAP income calculations. A reconciliation of total taxable income to GAAP income appears in Table 3 in the Appendix.

58   THE REDWOOD REVIEW 3RD QUARTER 2008

Table 1: GAAP Earnings ($ in thousands, except per share data)	60

										Nine	Nine
	2008	2008	2008	2007	2007	2007	2007	2006	2006	Months	Months
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	2008	2007

Interest income	$126,227	$140,445	$171,977	$193,728	$207,023	$208,708	$210,372	$213,504	$217,504	$438,649	$626,103
Net securities discount amortization income	7,850	6,258	10,864	18,869	20,514	23,849	20,268	18,665	17,842	24,972	64,631
Other investment interest income	487	514	732	984	1,143	464	-	-	-	1,733	1,607
Net loan premium amortization expense	(3,372)	(10,215)	(7,509)	(6,656)	(8,349)	(10,863)	(11,705)	(13,272)	(11,232)	(21,096)	(30,917)
Total GAAP interest income	131,192	137,002	176,064	206,925	220,331	222,158	218,935	218,897	224,114	444,258	661,424
Management fee income	1,307	1,319	1,613	1,866	1,893	1,481	1,168	993	928	4,239	4,542

Interest on short-term debt - Redwood	(65)	(68)	(182)	(377)	(5,858)	(22,700)	(31,094)	(16,520)	(9,422)	(315)	(59,652)

ABS interest expense consolidated from trusts	(89,205)	(95,313)	(125,042)	(149,665)	(157,554)	(141,993)	(132,561)	(153,036)	(166,105)	(309,560)	(432,108)
ABS issuance expense amortization	(930)	(1,921)	(2,093)	(4,644)	(4,616)	(5,681)	(7,068)	(7,897)	(5,786)	(4,944)	(17,365)
ABS interest rate agreement (expense) income	(1,259)	(1,246)	(1,245)	1,265	1,959	3,358	1,646	2,497	3,317	(3,750)	6,963
ABS issuance premium amortization income	557	1,955	2,183	1,930	2,096	2,294	1,869	1,529	2,395	4,695	6,259
Total consolidated ABS expense	(90,837)	(96,525)	(126,197)	(151,114)	(158,115)	(142,022)	(136,114)	(156,907)	(166,179)	(313,559)	(436,251)

Interest expense on long-term debt - Redwood	(2,164)	(2,233)	(2,533)	(3,055)	(3,150)	(2,516)	(2,056)	(423)	-	(6,930)	(7,722)

Net interest income	39,433	39,495	48,765	54,245	55,101	56,401	50,840	46,040	49,441	127,693	162,342
Provision for credit reserve	(18,333)	(10,061)	(8,058)	(4,972)	(1,507)	(2,500)	(3,829)	(1,506)	(465)	(36,452)	(7,836)
Market valuation adjustments, net	(127,157)	(60,619)	(193,932)	(1,118,989)	(102,766)	(29,430)	(10,264)	(1,404)	(5,257)	(381,708)	(142,460)
Net interest (loss) income after provision and market valuation adjustments	(106,057)	(31,185)	(153,225)	(1,069,716)	(49,172)	24,471	36,747	43,130	43,719	(290,467)	12,046

Fixed compensation expense	(4,331)	(4,648)	(5,674)	(4,316)	(4,560)	(4,286)	(4,616)	(3,688)	(3,437)	(14,653)	(13,462)
Variable compensation expense	(616)	(330)	(1,857)	(434)	1,096	(198)	(2,251)	(1,666)	(2,630)	(2,803)	(1,353)
Equity compensation expense	(3,080)	(3,502)	(3,306)	(2,767)	(2,593)	(3,540)	(3,349)	(3,233)	(2,579)	(9,888)	(9,482)
Severance expense	-	-	-	(1,340)	-	-	(2,380)	-	-	-	(2,380)
Other operating expense	(9,191)	(5,767)	(5,502)	(7,337)	(5,455)	(4,670)	(4,479)	(4,732)	(4,425)	(20,460)	(14,604)
Due diligence expenses	(29)	(8)	(10)	(75)	(220)	(78)	(707)	(532)	(384)	(47)	(1,005)
Total GAAP operating expenses	(17,247)	(14,255)	(16,349)	(16,269)	(11,732)	(12,772)	(17,782)	(13,851)	(13,455)	(47,851)	(42,286)

Realized (losses) gains on sales	(15)	2,909	(3)	7,199	(1,460)	1,428	303	5,308	4,968	2,891	271
Realized (losses) gains on calls	(39)	(72)	45	(126)	3,284	1,310	843	1,511	722	(66)	5,437
Total realized gains, net	(54)	2,837	42	7,073	1,824	2,738	1,146	6,819	5,690	2,825	5,708

Minority interest allocation	2,194	(2,369)	(255)	-	-	-	-	-	-	(430)	-
Credit (provision) for income taxes	9,860	(937)	(1,800)	1,467	(1,837)	(3,021)	(1,801)	(407)	(3,538)	7,123	(6,659)
GAAP net (loss) income	($111,304)	($45,909)	($171,587)	($1,077,445)	($60,917)	$11,416	$18,310	$35,691	$32,416	($328,800)	($31,191)

Diluted average shares	33,334	32,871	32,511	29,531	27,892	28,165	27,684	27,122	26,625	32,907	27,388
GAAP net (loss) income per share	($3.34)	($1.40)	($5.28)	($36.49)	($2.18)	$0.41	$0.66	$1.32	$1.22	($9.99)	($1.14)

THE REDWOOD REVIEW 3RD QUARTER 2008	Table 1: GAAP Earnings

Table 2: Taxable Income and GAAP (Loss) Income Differences ($ in thousands, except per share data)

		Estimated		Actual				Actual		Estimated	Estimated
										Nine	Nine
	2008	2008	2008	2007	2007	2007	2007	2006	2006	Months	Months
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	2008	2007

GAAP net (loss) income	$(111,304)	$(45,909)	$(171,587)	$(1,077,445)	$(60,917)	$11,416	$18,309	$35,691	$32,416	$(328,800)	$(31,192)
Difference in taxable income calculations
Amortization and credit losses	4,313	(7,377)	6,094	(15,080)	10,426	10,298	10,417	13,740	12,558	3,030	31,141
Operating expenses	2,713	706	1,491	10,048	(2,080)	(2,921)	(1,713)	(12,079)	2,545	4,910	(6,714)
Gross realized (gains) losses, net on calls and sales	(10,755)	(5,834)	(5,266)	(4,819)	(3,073)	(3,589)	954	(5,499)	(1,141)	(21,855)	(5,708)
Market valuation adjustments, net	127,157	60,619	193,932	1,118,989	102,766	29,430	10,264	6,571	484	381,708	142,460
Provision (credit) for income taxes	(9,825)	1,447	1,158	(2,214)	1,523	1,662	1,800	405	4,123	(7,220)	4,985
Total differences in GAAP and taxable income	113,603	49,561	197,409	1,106,924	109,562	34,880	21,722	3,138	18,569	360,573	166,164
Taxable income	$2,299	$3,652	$25,822	$29,479	$48,645	$46,296	$40,031	$38,829	$50,985	$31,773	$134,972

REIT taxable income	$2,400	$4,414	$24,734	$32,125	$48,591	$45,233	$35,112	$41,555	$45,751	$31,548	$128,936
Taxable (loss) income in taxable subsidiaries	(101)	(762)	1,088	(2,292)	54	1,063	4,919	(2,727)	5,234	225	6,036
Total taxable income	$2,299	$3,652	$25,822	$29,833	$48,645	$46,296	$40,031	$38,828	$50,985	$31,773	$134,972

After-tax
Retained REIT taxable income (1)	$-	$-	$-	$-	$-	$-	$-	$2,010	$2,500	$-	$-
Retained taxable (loss) income in taxable subsidiaries	(43)	(444)	633	(1,325)	34	663	3,068	(1,175)	3,156	147	3,765
Total retained taxable income	$(43)	$(444)	$633	$(1,325)	$34	$663	$3,068	$835	$5,656	$147	$3,765

Shares used for taxable EPS calculation	33,238	33,184	32,710	32,385	27,986	27,816	27,129	26,733	26,053	32,756	27,643
REIT taxable income per share (2)	$0.07	$0.13	$0.76	$0.99	$1.74	$1.63	$1.29	$1.55	$1.76	$0.96	$4.65
Taxable (loss) income in taxable subsidiaries per share	$(0.00)	$(0.02)	$0.03	$(0.07)	$0.00	$0.03	$0.19	$(0.10)	$0.20	$0.01	$0.22
Total taxable income per share (2)	$0.07	$0.11	$0.79	$0.92	$1.74	$1.66	$1.48	$1.45	$1.96	$0.97	$4.88
Total retained taxable (loss) income (after-tax)	$(0.01)	$(0.01)	$0.02	$(0.04)	$0.00	$0.02	$0.11	$0.03	$0.22	$-	$0.13

(1) Reflects board of directors' decision during the third quarter of 2008 to distribute 100% of our REIT taxable income from 2007 and 2008.

(2) REIT taxable income per share and taxable income per share per quarter is based on the number of shares outstanding at the end of each quarter. REIT taxable income and taxable income per share for the year is the sum of the four quarterly per share amounts.

THE REDWOOD REVIEW 3RD QUARTER 2008	Table 2: Taxable Income and GAAP (Loss) Income Differences	61

Table 3: Retention and Distribuiton of Taxable Income ($ in thousands, except per share data)	62

		Estimated		Actual				Actual		Estimated	Actual
										Nine	Nine
	2008	2008	2008	2007	2007	2007	2007	2006	2006	Months	Months
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	2008	2007

Dividends declared	$25,184	$24,887	$24,532	$80,496	$20,989	$20,862	$20,347	$97,665	$18,237	$74,603	$62,198
Dividend deductions on stock issued through DSPP	165	288	192	2,605	81	933	660	812	177	645	1,674
Total dividend deductions	$25,349	$25,175	$24,724	$83,101	$21,070	$21,795	$21,007	$98,477	$18,414	$75,248	$63,872

Regular dividend per share	$0.75	$0.75	$0.75	$0.75	$0.75	$0.75	$0.75	$0.70	$0.70	$2.25	$2.25
Special dividend per share	-	-	-	2.00	-	-	-	3.00	-	-	-
Total dividends per share	$0.75	$0.75	$0.75	$2.75	$0.75	$0.75	$0.75	$3.70	$0.70	$2.25	$2.25

Undistributed REIT taxable income at beginning of period (pre-tax):	$43,821	$64,582	$64,572	$115,548	$88,027	$64,589	$50,484	$111,411	$88,420	$64,572	$50,484
REIT taxable income (pre-tax)	2,400	4,414	24,734	32,125	48,591	45,233	35,112	41,555	45,751	31,548	128,936
Retained (pre-tax) (1)	-	-	-	-	-	-	-	(4,005)	(4,346)	-	-
Dividend of 2005 income	-	-	-	-	-	-	-	-	(15,581)	-	-
Dividend of 2006 income	-	-	-	-	(7,682)	(21,795)	(21,007)	(98,477)	(2,833)	-	(50,484)
Dividend of 2007 income	(14,673)	(25,175)	(24,724)	(83,101)	(13,388)	-	-	-	-	(64,572)	(13,388)
Dividend of 2008 income	(10,676)	-	-	-	-	-	-	-	-	(10,676)	-
Undistributed REIT taxable income at period end (pre-tax):	$20,872	$43,821	$64,582	$64,572	$115,548	$88,027	$64,589	$50,484	$111,411	$20,872	$115,548

Undistributed REIT taxable income (pre-tax) at period end
From 2006	$-	$-	$-	$-	$-	$7,682	$29,477	$50,484	$111,411	$-	$-
From 2007	-	14,673	39,848	64,572	115,548	80,345	35,112	-	-	-	115,548
From 2008	20,872	29,148	24,734	-	-	-	-	-	-	20,872	-
Total	$20,872	$43,821	$64,582	$64,572	$115,548	$88,027	$64,589	$50,484	$111,411	$20,872	$115,548

Shares outstanding at period end	33,238	33,184	32,710	32,385	27,986	27,816	27,129	26,733	26,053	33,238	27,986
Undistributed REIT taxable income (pre-tax) per share outstanding at period end	$0.63	$1.32	$1.97	$1.99	$4.13	$3.16	$2.38	$1.89	$4.28	$0.63	$4.13

(1) Reflects board of directors' decision in the third quarter of 2008 to distribute 100% of our REIT taxable income from 2007 and 2008.

THE REDWOOD REVIEW 3RD QUARTER 2008	Table 3: Retention and Distribution of Taxable Income

Table 4: Components of Book Value ($ in millions, except per share data)

	2008	2008	2008	January 1,	2007	2007	2007	2007
	Q3	Q2	Q1	2008	Q4	Q3	Q2	Q1

Assets at Redwood
Residential CES
Prime	$41	$79	$78	$128	$128	$132	$189	$181
Non-prime	6	9	10	23	23	45	70	75
Total Residential CES at Redwood	47	88	88	151	151	177	259	256

Residential IGS	113	160	26	12	12	61	204	106
Commercial CES	64	91	100	148	148	159	186	198
Real estate loans	3	4	5	4	4	6	878	1,256
CDO	4	14	15	21	21	9	24	24
Other real estate investments	-	-	3	12	12	24	32	47
Total securities & loans at Redwood	231	357	237	348	348	436	1,583	1,887

Cash and cash equivalents	177	148	257	290	290	310	83	92
Other assets (1)	25	27	35	67	67	118	109	120
Other liabilities (2)	(29)	(37)	(34)	(41)	(41)	(89)	(88)	(65)

Short-term debt - Redwood	(7)	(9)	(2)	(8)	(8)	(39)	(849)	(1,880)
Madrona commercial paper	-	-	-	-	-	(5)	(5)	(5)
Total short-term debt - Redwood	(7)	(9)	(2)	(8)	(8)	(44)	(854)	(1,885)

Investments in Sequoia
Total assets	6,137	6,414	6,800	7,205	7,205	7,624	7,473	7,424
Total liabilities	(6,026)	(6,274)	(6,654)	(7,059)	(7,059)	(7,376)	(7,238)	(7,203)
Net investments in Sequoia	111	140	146	146	146	248	235	221

Investments in Acacia
Total assets	813	1,091	1,269	2,107	2,107	2,795	3,433	3,424
Total liabilities	(794)	(1,050)	(1,201)	(2,023)	(3,492)	(3,475)	(3,475)	(2,770)
Net investments in Acacia	19	41	68	84	(1,385)	(680)	(42)	654

Investments in the Fund
Total assets	73	94	36	15	15	-	-	-
Total liabilities and minority interest	(38)	(47)	(8)	-	-	-	-	-
Net investments in the Fund	35	47	28	15	15	-	-	-

Long-term debt - Redwood	(150)	(150)	(150)	(150)	(150)	(150)	(150)	(100)

Total GAAP equity	$412	$564	$585	$751	$(718)	$149	$876	$924
GAAP Book value per share	$12.40	$17.00	$17.89	$23.18	$(22.18)	$5.32	$31.50	$34.06

(1) Other assets includes deferred ABS issuance costs, derivative assets, accrued interest recievable, deferred tax assets, restricted cash, and other assets.

(2) Other liabilities include derivative liabilities, accrued interest payable, dividends payable, accrued expenses, and other liabilities.

THE REDWOOD REVIEW 3RD QUARTER 2008	Table 4: Components of Book Value	63

Table 5: Investment Activity in Sequoia, Acacia and the Fund ($ in millions)	64

	2008	2008	2008
	Q3	Q2	Q1
Investments in Sequoia
Beginning asset balance	$6,414	$6,800	$7,205
Beginning liability balance	(6,274)	(6,654)	$(7,059)
Beginning book value	$140	$146	$146

Principal payments on assets	$(243)	$(365)	$(400)
Asset transfers to REO	(6)	(13)	(7)
Loan premium amortization	(3)	(10)	(8)
Provision for credit losses	(18)	(10)	(8)
Change in other assets	(8)	12	18
Net change in Sequoia assets	$(278)	$(386)	$(405)

Principal payments on liabilities	$243	$364	$394
Discount amortization	2	5	8
Change in other liabilities	4	10	3
Net change in Sequoia liabilities	$249	$380	$405

Ending asset balance	6,136	6,414	6,800
Ending liability balance	(6,025)	(6,274)	(6,654)
Ending book value	$111	$140	$146

Investments in Acacia
Beginning asset balance	$1,091	$1,269	$2,107
Beginning liability balance	(1,050)	(1,201)	(3,492)
Beginning book value	$41	$68	$(1,385)

Principal payments on assets	$(35)	$(40)	$(55)
Market valuation changes	(221)	(67)	(782)
Change in other assets	(22)	(71)	(1)
Net change in Acacia assets	$(278)	$(178)	$(838)

Principal payments on liabilities	58	110	37
Market valuation changes	204	1	810
FAS 159 adjustments	-	-	1,490
Change in other liabilities	(6)	40	(46)
Net change in Acacia liabilities	$256	$151	$2,291

Ending asset balance	$813	$1,091	$1,269
Ending liability balance	(794)	(1,050)	(1,201)
Ending book value	$19	$41	$68

Investments in the Fund
Beginning asset balance	$94	$36	$15
Beginning liability balance	(47)	(8)	$-
Beginning book value	$47	$28	$15

Principal payments on assets	$(4)	$(6)	$(1)
Acquisitions	13	40	20
Discount amortization	2	1	1
Sales	-	(5)	-
Market valuation changes	(10)	-	1
Change in other assets	(22)	28	-
Net change in the Fund assets	$(21)	$58	$21

Change in other liabilities and minority interest	9	(39)	(8)

Ending asset balance	$73	$94	$36
Ending liability and minority interest balance	(38)	(47)	(8)
Ending book value	$35	$47	$28

THE REDWOOD REVIEW 3RD QUARTER 2008	Table 5: Investment Activity in Sequoia, Acacia and the Fund

Table 6 : Book Value and Other Ratios ($ in millions, except per share data)

	2008	2008	2008	January 1,	2007	2007	2007	2007	2006	2006
	Q3	Q2	Q1	2008 (1)	Q4	Q3	Q2	Q1	Q4	Q3
Short-term debt - Redwood	$7	$9	$2	$8	$8	$39	$849	$1,880	$1,856	$510
Long-term debt - Redwood	150	150	150	150	150	150	150	100	100	-
Redwood debt	$157	$159	$152	$158	$158	$189	$999	$1,980	$1,956	$510

GAAP stockholders' equity	$412	$564	$585	$751	$(718)	$149	$876	$924	$1,003	$1,043

Redwood debt to equity	0.4x	0.3x	0.3x	0.2x	(0.2)x	1.3x	1.1x	2.1x	2.0x	0.5x
Redwood debt to (equity + Redwood obligations)	28%	22%	21%	17%	-28%	56%	53%	68%	66%	33%

Redwood debt	$157	$159	$152	$158	$158	$189	$999	$1,980	$1,956	$510
ABS obligations of consolidated entities	6,603	7,110	7,591	8,839	10,329	10,803	10,675	9,947	9,979	11,554
GAAP debt	$6,760	$7,269	$7,743	$8,997	$10,487	$10,992	$11,674	$11,927	$11,935	$12,064

GAAP debt to equity	16.4x	12.9x	13.2x	12.0x	(14.6)x	73.8x	13.3x	12.9x	11.9x	11.6x
GAAP debt to (equity + GAAP debt)	94%	93%	93%	92%	107%	99%	93%	93%	92%	92%

GAAP stockholders' equity	$412	$564	$585	$751	$(718)	$149	$876	$924	$1,003	$1,043
Balance sheet mark-to-market adjustments	(84)	(68)	(93)	(99)	(574)	(735)	(81)	(6)	93	95
Core equity	$496	$632	$678	$850	$(145)	$884	$957	$930	$910	$948

Shares outstanding at period end	33,238	33,184	32,710	32,385	32,385	27,986	27,816	27,129	26,733	26,053

GAAP equity per share (2)	$12.40	$17.00	$17.89	$23.18	$(22.18)	$5.32	$31.50	$34.06	$37.51	$40.02
Core equity per share	$14.92	$19.05	$20.74	$26.24	$(4.46)	$31.58	$34.40	$34.29	$34.02	$36.38

(1) On January 1, 2008 we elected the fair value option for the assets and liabilities of Acacia and certain other assets.
(2) At September 30, 2008, we estimate that the economic book value was $438 million, or $13.18 per share. This is the GAAP book value of $412 million ($12.40 per share) adjusted for our estimates of fair value of our investments in the Acacia and Sequoia entities of negative $61 million (negative $1.84 per share), and an adjustment to the fair value of the subordinated notes issued of positive $87 million (positive $2.62 per share). This is reconciled to GAAP in the table on page 8 of this Review.

THE REDWOOD REVIEW 3RD QUARTER 2008	Table 6: Book Value and Other Ratios	65

Table 7: Profitability Ratios ($ in thousands)	66

										Nine	Nine
	2008	2008	2008	2007	2007	2007	2007	2006	2006	Months	Months
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	2008	2007

Interest income	$131,192	$137,002	$176,064	$206,925	$220,331	$222,158	$218,935	$218,897	$224,114	$444,258	$661,424
Average consolidated earning assets	$7,610,338	$8,112,607	$9,111,337	$11,521,330	$12,193,242	$12,301,562	$12,279,814	$12,498,889	$12,860,488	$8,361,046	$12,258,453
Asset yield	6.90%	6.76%	7.73%	7.18%	7.23%	7.22%	7.13%	7.01%	6.97%	7.08%	7.19%

Interest expense	$(93,066)	$(98,826)	$(128,490)	$(152,679)	$(167,123)	$(167,238)	$(169,264)	$(172,857)	$(174,673)	$(320,382)	$(503,625)
Average consolidated interest-bearing liabilities	$7,106,052	$7,499,474	$8,383,296	$10,716,433	$11,376,762	$11,580,196	$11,623,627	$11,836,717	$12,332,390	$7,660,908	$11,527,275
Cost of funds	5.24%	5.27%	6.13%	5.70%	5.88%	5.78%	5.82%	5.84%	5.67%	5.58%	5.83%

Asset yield	6.90%	6.76%	7.73%	7.18%	7.18%	7.14%	7.01%	6.96%	6.96%	7.08%	7.19%
Cost of funds	(5.24%)	(5.27%)	(6.13%)	(5.70%)	(5.81)%	(5.73)%	(5.78)%	(5.84)%	(5.67)%	(5.58%)	(5.83%)
Interest rate spread	1.66%	1.48%	1.60%	1.49%	1.37%	1.41%	1.22%	1.12%	1.29%	1.51%	1.37%

Net interest income	$39,433	$39,495	$48,765	$54,245	$55,101	$56,401	$50,840	$46,040	$49,441	$127,693	$162,342
Average consolidated earning assets	$7,610,338	$8,112,607	$9,111,337	$11,521,330	$12,193,242	$12,301,562	$12,279,814	$12,498,889	$12,860,488	$8,361,046	$12,258,453
Net interest margin	2.07%	1.95%	2.14%	1.88%	1.81%	1.83%	1.66%	1.47%	1.54%	2.04%	1.77%

Net interest income	$39,433	$39,495	$48,765	$54,245	$55,101	$56,401	$50,840	$46,040	$49,441	$127,693	$162,342
Net interest income / average core equity	28.21%	24.45%	23.68%	30.73%	23.11%	23.71%	21.98%	19.93%	21.22%	25.25%	22.95%

Operating expenses (excluding severance expense)	$17,247	$14,255	$16,348	$14,929	$11,732	$12,772	$17,782	$13,851	$13,455	$47,850	$42,286

Average total assets	$7,671,214	$8,173,483	$9,232,308	$10,866,153	$12,232,304	$12,688,468	$12,865,979	$13,041,794	$13,480,361	$8,355,227	$12,594,827
Average total equity	$492,659	$562,173	$720,035	$97,534	$851,869	$946,454	$1,008,688	$1,008,863	$1,011,609	$589,675	$934,845

Operating expenses / net interest income	43.74%	36.09%	33.52%	27.52%	21.89%	23.70%	32.76%	31.10%	27.47%	37.47%	26.05%
Operating expenses / average total assets	0.90%	0.70%	0.71%	0.55%	0.38%	0.40%	0.48%	0.42%	0.40%	0.76%	0.45%
Operating expenses / average total equity	14.00%	10.14%	9.08%	61.23%	5.51%	5.40%	6.11%	5.49%	5.32%	10.82%	6.03%

GAAP net (loss) income	$(111,304)	$(45,909)	$(171,587)	$(1,077,445)	$(60,917)	$11,416	$18,310	$35,691	$32,416	$(328,800)	$(31,191)
GAAP net (loss) income / average total assets	(5.80%)	(2.25%)	(7.43%)	(39.66%)	(1.99)%	0.36%	0.57%	1.09%	0.96%	(5.25%)	(0.33%)
GAAP net (loss) income / average equity (GAAP ROE)	(90.37%)	(32.67%)	(95.32%)	(4418.75%)	(28.60)%	4.82%	7.26%	14.15%	12.82%	(74.35%)	(4.45%)
GAAP net (loss) income / average core equity (adjusted ROE)	(79.62%)	(28.42%)	(83.31%)	(610.31%)	(25.55)%	4.80%	7.92%	15.45%	13.91%	(65.01%)	(4.41%)

Note: All percentages in this table are shown on an annualized basis.

THE REDWOOD REVIEW 3RD QUARTER 2008	Table 7: Profitability Ratios

Table 8: Average Balance Sheet ($ in thousands)

								Nine	Nine
	2008	2008	2008	2007	2007	2007	2007	Months	Months
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	2008	2007

Residential CES at Redwood
Prime	$85,314	$111,860	$164,621	$159,699	$133,552	$141,226	$124,513	$120,469	$133,097
Non-prime	3,710	10,502	26,349	38,788	80,689	74,449	72,918	13,944	76,019
Residential CES at Redwood	89,024	122,362	190,970	198,487	214,241	215,675	197,431	134,413	209,116

Residential IGS	170,292	113,258	37,632	35,998	136,148	156,171	138,398	107,291	143,572
Commercial CES	98,534	106,314	183,446	184,491	185,358	188,672	199,302	129,318	191,111
Commercial loans	250	251	250	91	2,602	2,603	2,603	251	2,603
Residential loans	3,671	3,759	4,507	74,722	127,983	901,168	1,708,160	3,978	909,421
CDO	8,628	15,492	21,297	30,501	20,424	25,854	33,576	15,335	26,618
Other real estate investments	75	2,328	5,836	17,679	28,152	47,567	23,736	2,737	33,151
Real estate assets at Redwood	370,474	363,764	443,938	541,968	714,908	1,537,710	2,303,207	393,323	1,515,592

Earning assets at Acacia	830,311	982,169	1,439,913	3,339,339	3,326,899	3,141,675	2,735,805	1,083,205	3,070,262
Earning assets at Sequoia	6,170,944	6,483,475	6,895,529	7,254,340	7,745,341	7,331,308	6,995,987	6,515,387	7,357,545
Earning assets at the Fund	75,321	56,183	33,180	-	-	-	-	54,969	-

Cash and cash equivalents	229,778	311,052	402,584	385,683	406,094	290,869	244,816	314,162	315,054
Earning assets	7,676,828	8,196,643	9,215,144	11,521,330	12,193,242	12,301,562	12,279,814	8,361,046	12,258,453
Balance sheet mark-to-market adjustments	(66,491)	(84,038)	(103,808)	(608,634)	(101,733)	(4,924)	83,560	(84,711)	(8,522)
Earning assets - reported value	7,610,337	8,112,605	9,111,336	10,912,696	12,091,509	12,296,638	12,363,374	8,276,335	12,249,931
Other assets	60,876	60,876	120,971	(46,543)	140,795	391,830	502,605	78,892	344,896
Total assets	$7,671,213	$8,173,481	$9,232,307	$10,866,153	$12,232,304	$12,688,468	$12,865,979	$8,355,227	$12,594,827

Short-term debt - Redwood	$7,825	$4,904	$21,477	$26,871	$399,068	$1,515,988	$2,188,561	$11,389	$1,361,136
Sequoia ABS issued	6,040,634	6,349,661	6,745,556	7,161,634	7,430,521	7,125,947	6,845,355	6,377,385	7,302,512
Acacia ABS issued	900,611	986,915	1,456,506	3,381,924	3,401,359	2,820,328	2,492,698	1,113,896	2,743,195
Other liabilities	41,683	83,119	140,409	52,187	3,673	161,819	233,664	86,969	132,707
Long-term debt - Redwood	146,705	146,480	146,242	146,004	145,813	117,934	97,013	146,476	120,432
Total liabilities	7,137,458	7,571,079	8,510,190	10,768,620	11,380,435	11,742,015	11,857,291	7,736,115	11,659,982

Minority interest	41,096	40,229	6,858	-	-	-	-	29,437	-

Core equity	559,150	646,211	819,067	706,167	953,602	951,378	925,128	674,387	943,367
Balance sheet mark-to-market adjustments	(66,491)	(84,038)	(103,808)	(608,634)	(101,733)	(4,924)	83,560	(84,712)	(8,522)
Total equity	492,659	562,173	715,259	97,533	851,869	946,454	1,008,688	589,675	934,845

Total liabilities and equity	$7,671,213	$8,173,481	$9,232,307	$10,866,153	$12,232,304	$12,688,469	$12,865,979	$8,355,227	$12,594,827

THE REDWOOD REVIEW 3RD QUARTER 2008	Table 8: Average Balance Sheet	67

Table 9: Balances & Yields by Securities Portfolio at Redwood ($ in thousands)	68

	2008	2008	2008	2007		2008	2008	2008	2007
	Q3	Q2	Q1	Q4		Q3	Q2	Q1	Q4
Residential Prime CES					Commercial CES
Current face	$360,863	$390,128	$537,214	$528,745	Current face	$514,883	$517,615	$523,118	$523,156
Unamortized discount	(29,550)	(48,898)	(60,335)	(76,633)	Unamortized premium (discount)	23,846	(31,871)	(36,955)	(17,867)
Discount designated as credit reserve	(286,616)	(251,942)	(358,334)	(287,716)	Discount designated as credit reserve	(470,660)	(384,487)	(378,388)	(318,456)
Unrealized losses	(3,283)	(9,984)	(40,739)	(36,784)	Unrealized losses	(4,383)	(10,288)	(8,252)	(38,325)
Reported value	$41,414	$79,304	$77,806	$127,612	Reported value	$63,686	$90,969	$99,523	$148,508

Average amortized cost	$85,314	$111,860	$164,621	$159,699	Average amortized cost	$98,534	$106,314	$183,446	$184,491
Average market value	$77,993	$79,243	$127,644	$156,031	Average market value	$90,068	$98,417	$151,051	$164,281
Interest income	$7,764	$11,939	$16,600	$19,534	Interest income	$3,160	$4,155	$5,000	$4,955
Annualized interest income / average amortized cost	36.40%	42.69%	40.34%	48.93%	Annualized interest income / average amortized cost	12.83%	15.63%	10.90%	10.74%
Annualized interest income / average market value	39.82%	60.27%	52.02%	50.08%	Annualized interest income / average market value	14.03%	16.89%	13.24%	12.06%

Residential non-prime CES					CDO CES
Current face	$260,142	$319,067	$240,997	$262,684	Current face	$17,513	$22,470	$26,562	$26,501
Unamortized discount	(10,067)	(14,411)	(1,364)	(13,809)	Unamortized discount	(927)	(3,412)	(3,513)	(3,096)
Discount designated as credit reserve	(247,798)	(296,986)	(227,820)	(222,416)	Discount designated as credit reserve	(16,431)	(18,743)	(22,374)	(21,855)
Unrealized gains (losses)	2,040	(142)	(1,762)	(3,062)	Unrealized gains	-	10	10	822
Reported value	$4,317	$7,528	$10,051	$23,397	Reported value	$155	$325	$685	$2,372

Average amortized cost	$3,570	$10,236	$24,637	$37,882	Average amortized cost	$248	$693	$1,576	$1,678
Average market value	$6,269	$9,170	$22,874	$36,425	Average market value	$283	$670	$2,211	$4,215
Interest income	$4,997	$2,367	$5,210	$4,769	Interest income	$105	$223	$140	$129
Annualized interest income / average amortized cost	559.80%	92.48%	84.59%	50.36%	Annualized interest income / average amortized cost	169.00%	128.97%	35.53%	30.75%
Annualized interest income / average market value	318.81%	103.23%	91.11%	52.37%	Annualized interest income / average market value	148.01%	133.34%	25.32%	12.24%

Residential non-prime CES reported at fair value					CDO CES reported at fair value
Reported value	$1,901	$357	$3,777	$11,199	Reported value	$75	$75	$-	$-

Average fair value	$1,468	$2,595	$6,413	$22,006	Average fair value	$532	$124	$-	$-
Interest income	$223	$71	$2,220	$1,307	Interest income	$242	$33	$-	$-
Annualized interest income / average fair value	60.84%	10.88%	138.48%	23.76%	Annualized interest income / average fair value	181.79%	107.10%	-	-

Residential IGS					CDO IGS
Current face	$236,643	$243,006	$43,695	$27,106	Current face	$-	$-	$-	$73,050
Unamortized discount	(60,334)	(67,140)	(18,937)	(2,707)	Unamortized discount	-	-	-	(24,951)
Discount designated as credit reserve	(22,075)	(6,614)	(20)	(12,013)	Discount designated as credit reserve	-	-	-	-
Unrealized (losses)	(42,477)	(13,358)	(6,414)	(160)	Unrealized losses	-	-	-	(29,649)
Reported value	$111,757	$155,894	$18,324	$12,226	Reported value	$-	$-	$-	$18,450

Average amortized cost	$167,523	$107,193	$10,357	$35,999	Average amortized cost	$-	$-	$-	$28,823
Average market value	$148,672	$99,593	$9,158	$33,891	Average market value	$-	$-	$-	$19,447
Interest income	$5,686	$3,162	$229	$1,065	Interest income	$-	$-	$-	$807
Annualized interest income / average amortized cost	13.58%	11.80%	8.84%	11.83%	Annualized interest income / average amortized cost	-	-	-	11.20%
Annualized interest income / average market value	15.30%	12.70%	10.00%	12.57%	Annualized interest income / average market value	-	-	-	16.60%

Residential IGS reported at fair value					CDO IGS reported at fair value
Reported value	$1,597	$4,570	$7,526	$-	Reported value	$3,835	$14,364	$15,504	$-

Average fair value	$2,769	$6,065	$27,274	$-	Average fair value	$8,380	$14,799	$19,721	$-
Interest income	$422	$680	$1,264	$-	Interest income	$193	$512	$707	$-
Annualized interest income / average fair value	60.97%	44.87%	18.54%	-	Annualized interest income / average fair value	9.19%	13.84%	14.33%	-

THE REDWOOD REVIEW 3RD QUARTER 2008	Table 9: Balances & Yields by Securities Portfolio at Redwood

Table 10: Securities Portfolio Activity at Redwood ($ in thousands)

	2008	2008	2008	2007		2008	2008	2008	2007
	Q3	Q2	Q1	Q4		Q3	Q2	Q1	Q4
Residential Prime CES					Commercial CES
Beginning fair market value	$79,304	$77,806	$127,612	$132,055	Beginning fair market value	$90,969	$99,523	$148,508	$156,991
Acquisitions	-	2,435	10,159	63,663	Acquisitions	-	-	-	-
(Upgrades) / downgrades	672	-	-	-	(Upgrades) / downgrades	-	-	-	-
Transfer between portfolios	-	(3,395)	-	-	Transfer between portfolios	-	-	-	20,995
Sales	-	-	-	-	Sales	-	-	-	(3,546)
Principal payments	(6,831)	(13,421)	(14,590)	(14,633)	Principal payments	-	-	-	-
Discount amortization	2,789	5,511	9,490	12,521	Premium amortization	(2,582)	(2,123)	(1,523)	(1,582)
Changes in fair value, net	(34,520)	10,368	(54,865)	(65,994)	Changes in fair value, net	(24,701)	(6,431)	(47,462)	(24,350)
Ending fair market value	$41,414	$79,304	$77,806	$127,612	Ending fair market value	$63,686	$90,969	$99,523	$148,508

Residential non-Prime CES					Commercial Real Estate Loans
Beginning fair market value	$7,885	$13,828	$34,596	$69,994	Beginning carrying value	$251	$252	$253	$249
Acquisitions	-	-	-	-	Acquisitions	-	-	-	-
(Upgrades) / downgrades	1,877	207	953	8,273	Sales	-	-	-	-
Transfer between portfolios	-	3,395	(4,056)	(322)	Principal payments	(2)	(2)	(2)	(2)
Sales	-	-	-	-	Discount amortization	1	1	1	6
Principal payments	(3,359)	(1,392)	(3,164)	(6,288)	Credit provision	-	-	-	-
Discount (premium) amortization	2,289	177	2,080	(64)	Changes in fair value, net	-	-	-	-
Changes in fair value, net	(2,474)	(8,330)	(16,581)	(36,997)	Ending carrying value	$250	$251	$252	$253
Ending fair market value	$6,218	$7,885	$13,828	$13,828
					CDO CES
Residential IGS					Beginning fair market value	$400	$685	$2,372	$4,136
Beginning fair market value	$160,464	$25,850	$12,226	$60,632	Acquisitions	-	-	-	-
Acquisitions	-	147,320	28,048	2,575	(Upgrades) / downgrades	750	150	-	1,000
Upgrades / (downgrades)	(2,549)	(207)	(953)	(8,273)	Transfer between portfolios	-	-	-	-
Transfer between portfolios	-	-	4,058	(14,576)	Sales	(1,679)	-	-	-
Sales	-	-	-	(20,171)	Principal payments	42	16	30	(317)
Principal payments	(5,887)	(4,193)	(1,702)	(1,094)	Premium amortization	(43)	-	-	-
Discount amortization	3,114	1,499	63	209	Changes in fair value, net	760	(451)	(1,716)	(2,447)
Changes in fair value, net	(41,788)	(9,805)	(15,890)	(7,077)	Ending fair market value	$230	$400	$685	$2,372
Ending fair market value	$113,354	$160,464	$25,850	$12,226

Residential Real Estate Loans					CDO IGS
Beginning carrying value	$3,695	$4,443	$4,533	$6,049	Beginning fair market value	$14,364	$15,504	$18,450	$5,223
Acquisitions	-	-	-	-	Acquisitions	-	-	-	24,188
Sales	-	-	-	-	Upgrades / (downgrades)	(750)	(150)	-	(1,000)
Principal payments	(19)	(626)	(16)	(343)	Transfer between portfolios	-	-	-	(1,525)
Premium amortization	-	-	-	(779)	Sales	(5,688)	-	-	-
Credit provision	-	-	-	-	Principal payments	(599)	(1,703)	-	-
Transfers to REO	-	(40)	-	-	Discount (premium) amortization	-	-	-	-
Changes in fair value, net	(526)	(82)	(74)	-	Changes in fair value, net	(3,492)	712	(2,945)	(8,436)
Ending carrying value	$3,150	$3,695	$4,443	$4,533	Ending fair market value	$3,835	$14,364	$15,504	$18,450

THE REDWOOD REVIEW 3RD QUARTER 2008	Table 10: Securities Portfolio Activity at Redwood	69

Table 11: Managed Residential Loans Credit Performance ($ in thousands)	70

			Managed Loans	Internally-Designated Credit Reserve	External Credit Enhancement	Total Credit Protection	Total Credit Protection as % of Loans (1)	Seriously Delinquent Loans (2)	Seriously Delinquent Loan % of Current Balance	Total Credit Losses	Losses To Securities Junior to Redwood's Interest	Redwood's Share of Net Charge-offs/ (Recoveries)	Redwood Credit Losses As % of Loans (Annualized)
Total Managed	Q3: 2006		$235,127,925	$403,723	$215,285	$619,008	0.26%	$658,262	0.28%	$2,748	$155	$2,593	<0.01%
Residential	Q4: 2006		219,178,838	392,365	302,072	694,437	0.32%	842,746	0.39%	5,058	196	4,862	0.01%
Portfolio	2006		219,178,838	392,365	302,072	694,437	0.32%	842,746	0.39%	12,272	351	11,921	0.01%
	Q1: 2007		245,080,031	412,717	355,855	768,572	0.31%	1,075,683	0.44%	5,776	325	5,451	0.01%
	Q2: 2007		227,973,546	469,492	356,374	825,866	0.36%	1,431,963	0.63%	12,157	471	11,686	0.02%
	Q3: 2007		219,465,992	466,034	335,699	801,733	0.37%	2,234,644	1.02%	17,553	8,682	8,871	0.03%
	Q4: 2007		256,923,033	695,130	342,009	1,037,139	0.40%	7,536,293	2.93%	44,529	32,533	11,996	0.07%
	2007		256,923,033	695,130	342,009	1,037,139	0.40%	7,536,293	2.93%	80,015	42,011	38,004	0.03%
	Q1: 2008	(3)	157,481,973	610,598	89,472	700,070	0.44%	4,698,037	2.98%	57,354	24,746	32,608	0.15%
	Q2: 2008		151,774,072	581,525	63,141	644,666	0.42%	6,271,650	4.13%	82,967	13,890	69,077	0.22%
	Q3: 2008		$138,100,158	$581,295	$50,021	$631,316	0.46%	$6,214,451	4.50%	$94,165	$699	$93,466	0.27%

Residential Real	Q3: 2006		$9,718,985	$19,326	$0	$19,326	0.20%	$61,447	0.63%	$589	$0	$589	0.02%
Estate Loans	Q4: 2006		9,212,002	20,119	-	20,119	0.22%	65,071	0.79%	711	-	711	0.02%
	2006		9,212,002	20,119	-	20,119	0.22%	65,071	0.79%	2,148	-	2,148	0.02%
	Q1: 2007		8,582,964	19,954	-	19,954	0.23%	68,632	0.92%	1,646	-	1,646	0.08%
	Q2: 2007		8,256,759	16,416	-	16,416	0.20%	55,674	0.67%	6,038	-	6,038	0.29%
	Q3: 2007		7,546,529	15,195	-	15,195	0.20%	56,068	0.74%	2,728	-	2,728	0.14%
	Q4: 2007		7,106,018	18,282	-	18,282	0.26%	67,984	0.96%	1,886	-	1,886	0.11%
	2007		7,106,018	18,282	-	18,282	0.26%	67,984	0.96%	12,298	-	12,298	0.17%
	Q1: 2008	(3)	6,697,241	24,444	-	24,444	0.36%	83,966	1.25%	1,896	-	1,896	0.11%
	Q2: 2008		6,322,568	32,597	-	32,597	0.52%	118,139	1.87%	1,908	-	1,908	0.12%
	Q3: 2008		$6,070,083	$46,881	$0	$46,881	0.77%	$143,429	2.36%	$4,049	$0	$4,049	0.27%

Residential CES	Q3: 2006		$225,408,940	$384,397	$215,285	$599,682	0.27%	$596,815	0.26%	$2,159	$155	$2,004	<0.01%
	Q4: 2006		209,966,836	372,246	302,072	674,318	0.32%	777,675	0.37%	4,347	196	4,151	<0.01%
	2006		209,966,836	372,246	302,072	674,318	0.32%	777,675	0.37%	10,124	351	9,773	<0.01%
	Q1: 2007		236,497,067	392,763	355,855	748,618	0.32	1,007,051	0.43%	4,130	325	3,805	<0.01%
	Q2: 2007		219,716,787	453,076	356,374	809,450	0.37%	1,376,289	0.63%	6,119	471	5,648	0.01%
	Q3: 2007		211,919,463	450,839	335,699	786,538	0.37%	2,178,576	1.03%	14,825	8,682	6,143	0.01%
	Q4: 2007		249,817,015	676,848	342,009	1,018,857	0.41%	7,468,309	2.99%	42,643	32,533	10,110	0.02%
	2007		249,817,015	676,848	342,009	1,018,857	0.41%	7,468,309	2.99%	67,717	42,011	25,706	0.01%
	Q1: 2008	(3)	150,784,732	586,154	89,472	675,626	0.45%	4,614,071	3.06%	55,458	24,746	30,712	0.08%
	Q2: 2008		145,451,504	548,928	63,141	612,069	0.42%	6,153,511	4.23%	81,059	13,890	67,169	0.18%
	Q3: 2008		$132,030,075	$534,414	$50,021	$584,435	0.44%	$6,071,023	4.60%	$90,116	$699	$89,417	0.27%

(1) The credit reserve on residential real estate loans is only available to absorb losses on our residential real estate loans. Internally-designated credit reserves and external credit enhancement are only available to absorb losses on our residential CES. The credit enhancement balances shown above do not include pari passu CES owned by others.

(2) The seriously delinquent loans amount for residential real estate loans excludes loans in REO which is included in our consolidated other assets. At September 30, 2008, REO totaled $21 million.

(3) As of January 1, 2008, balances only include CES and loans held at Redwood and loans held by Sequoia.

(4) Credit reserve is 86% of the principal balance of our CES. If the principal balance on our securities is completely absorbed by losses, we will cease to have any credit exposure to that pool of loans. See pages 33 and 42 for a detailed breakout of credit reserve by vintage

THE REDWOOD REVIEW 3RD QUARTER 2008	Table 11: Managed Residential Loans Credit Performance

Table 12A: Residential Prime CES at Redwood and Underlying Loan Characteristics ($ in thousands)

	2008	2008	2008	2007		2008	2008	2008	2007
	Q3	Q2	Q1	Q4		Q3	Q2	Q1	Q4
AFS: Residential Prime CES					Southern CA	25%	25%	26%	26%
Principal value	$360,863	$390,128	$537,214	$528,745	Northern CA	23%	23%	23%	23%
Unamortized discount	(29,550)	(48,898)	(60,335)	(76,633)	Florida	5%	5%	6%	6%
Discount designated as credit reserve	(286,616)	(251,942)	(358,334)	(287,716)	New York	6%	6%	6%	6%
Unrealized (loss) gain	(3,283)	(9,984)	(40,739)	(36,784)	Georgia	2%	2%	2%	2%
Market value (reported value)	$41,414	$79,304	$77,806	$127,612	New Jersey	3%	3%	3%	3%
Market value / principal value	11%	20%	14%	24%	Texas	3%	3%	2%	2%
					Arizona	2%	2%	2%	2%
FVO: Residential Prime CES					Illinois	3%	3%	3%	3%
Market value	$-	$-	$-	$-	Colorado	2%	2%	2%	2%
					Virginia	4%	4%	4%	4%
Total Market Value (reported value)	$41,414	$79,304	$77,806	$127,612	Other states	22%	23%	22%	21%

Current Rating					Wtd Avg Original LTV	69%	69%	69%	69%
BB	$12,169	$29,714	$24,647	$49,935	Original LTV: 0 - 50	14%	14%	13%	13%
B	12,362	20,928	21,538	41,150	Original LTV: 50.01 - 60	12%	12%	12%	12%
Unrated	16,883	28,662	31,621	36,527	Original LTV: 60.01 - 70	22%	22%	22%	22%
Total market value	$41,414	$79,304	$77,806	$127,612	Original LTV: 70.01 - 80	49%	49%	50%	50%
					Original LTV: 80.01 - 90	2%	2%	2%	2%
Security Type					Original LTV: 90.01 - 100	1%	1%	1%	1%
Option ARM	$-	$-	$6,841	$16,827	Unknown	0%	0%	0%	0%
ARM	3,293	4,950	4,370	16,180
Hybrid	14,505	49,829	47,858	72,704	Wtd Avg FICO	748	748	736	736
Fixed	23,616	24,525	18,737	21,901	FICO: <= 600	0%	0%	0%	0%
Total market value	$41,414	$79,304	$77,806	$127,612	FICO: 601 - 620	1%	0%	0%	0%
					FICO: 621 - 640	1%	1%	1%	1%
AFS: Residential Prime CES					FICO: 641 - 660	2%	2%	3%	3%
Coupon income	$4,975	$6,428	$7,110	$7,013	FICO: 661 - 680	5%	5%	5%	7%
Discount amortization	2,789	5,511	9,490	12,521	FICO: 681 - 700	9%	9%	10%	10%
Total interest income	$7,764	$11,939	$16,600	$19,534	FICO: 701 - 720	12%	12%	13%	13%
					FICO: 721 - 740	14%	14%	14%	14%
Average amortized cost	$85,314	$111,860	$164,621	$159,699	FICO: 741 - 760	16%	16%	16%	16%
					FICO: 761 - 780	19%	19%	18%	18%
Coupon income %	23.32%	22.98%	17.27%	17.57%	FICO: 781 - 800	14%	14%	13%	14%
Discount amortization %	13.08%	19.71%	23.06%	31.36%	FICO: >= 801	4%	4%	4%	4%
Annualized interest income / avg. amt. cost	36.40%	42.69%	40.34%	48.93%	Unknown	3%	3%	3%	0%

FVO: Residential Prime CES					Conforming at Origination %	24%	25%	25%	26%
Coupon income	$-	$-	$-	$-	> $1 MM %	8%	8%	10%	10%
Average fair-value	$-	$-	$-	$-
Annualized interest income / avg. fair-value	-	-	-	-	2nd Home %	6%	6%	6%	7%
					Investment Home %	1%	1%	2%	2%

Underlying Loan Characteristics					Purchase	43%	42%	42%	42%
					Cash Out Refi	21%	21%	24%	25%
Number of loans	247,449	262,263	303,657	305,272	Rate-Term Refi	36%	35%	33%	32%
Total loan face	$101,075,147	$107,284,052	$127,183,501	$126,820,985	Construction	0%	0%	0%	0%
Average loan size	$408	$409	$419	$415	Other	0%	0%	0%	1%

Year 2008 origination	<1%	0%	0%	0%	Full Doc	53%	53%	49%	52%
Year 2007 origination	6%	6%	8%	7%	No Doc	7%	7%	7%	7%
Year 2006 origination	11%	11%	13%	13%	Other Doc (Lim, Red, Stated, etc)	37%	37%	41%	41%
Year 2005 origination	20%	20%	22%	23%	Unkown	3%	3%	3%	0%
Year 2004 origination and earlier	62%	63%	56%	57%
					2-4 Family	1%	1%	1%	0%
					Condo	11%	11%	11%	2%
					Single Family	88%	88%	87%	11%
					Other	0%	0%	0%	87%

THE REDWOOD REVIEW 3RD QUARTER 2008	Table 12A: Residential Prime CES at Redwood and Underlying Loan Characteristics	71

Table 12B: Residential Non-prime CES at Redwood and Underlying Loan Characteristics ($ in thousands)	72

	2008	2008	2008	2007		2008	2008	2008	2007
	Q3	Q2	Q1	Q4		Q3	Q2	Q1	Q4
AFS: Residential CES Non-prime					Southern CA	30%	30%	27%	28%
Principal value	$260,142	$319,067	$240,997	$262,684	Northern CA	22%	22%	19%	19%
Unamortized discount	(10,067)	(14,411)	(1,364)	(13,809)	Florida	10%	10%	11%	11%
Discount designated as credit reserve	(247,798)	(296,986)	(227,820)	(222,416)	New York	4%	4%	3%	3%
Unrealized (loss) gain	2,040	(142)	(1,762)	(3,062)	Georgia	1%	1%	1%	1%
Market value (reported value)	$4,317	$7,528	$10,051	$23,397	New Jersey	3%	3%	3%	3%
Market value / principal value	2%	2%	4%	9%	Texas	1%	1%	2%	2%
					Arizona	3%	3%	4%	4%
FVO: Residential CES Non-prime					Illinois	2%	2%	2%	2%
Market value	$1,901	$357	$341	$-	Colorado	2%	2%	2%	2%
					Virginia	3%	2%	3%	3%
Total market value (reported value)	$6,218	$7,885	$10,392	$23,397	Other states	19%	19%	23%	22%

Current Rating					Wtd Avg Original LTV	77%	77%	80%	78%
BB	$175	$459	$427	$2,901	Original LTV: 0 - 50	5%	4%	3%	3%
B	1,928	1,356	2,220	7,642	Original LTV: 50.01 - 60	7%	6%	5%	5%
Unrated	4,115	6,070	7,745	12,854	Original LTV: 60.01 - 70	19%	18%	13%	14%
Total market value	$6,218	$7,885	$10,392	$23,397	Original LTV: 70.01 - 80	58%	60%	61%	60%
					Original LTV: 80.01 - 90	8%	8%	13%	12%
Security Type					Original LTV: 90.01 - 100	3%	3%	5%	5%
Option ARM	$3,943	$6,744	$7,798	$19,644	Unknown	0%	0%	0%	0%
ARM	-	-	116	151
Hybrid	2,220	1,085	1,962	2,903	Wtd Avg FICO	705	703	688	692
Fixed	55	56	516	699	FICO: <= 600	4%	4%	6%	5%
Total market value	$6,218	$7,885	$10,392	$23,397	FICO: 601 - 620	3%	3%	4%	4%
					FICO: 621 - 640	5%	6%	8%	7%
AFS: Residential CES Non-prime					FICO: 641 - 660	8%	8%	11%	10%
Coupon income	$2,602	$2,189	$3,216	$4,094	FICO: 661 - 680	11%	12%	15%	15%
Discount amortization	2,394	177	2,079	1,153	FICO: 681 - 700	16%	16%	15%	14%
Total interest income	$4,996	$2,367	$5,295	$5,247	FICO: 701 - 720	14%	14%	12%	12%
					FICO: 721 - 740	13%	12%	10%	9%
Average amortized cost	$3,570	$10,236	$25,772	$38,788	FICO: 741 - 760	11%	11%	8%	8%
					FICO: 761 - 780	9%	9%	6%	6%
Coupon income %	291.56%	85.56%	49.91%	42.22%	FICO: 781 - 800	5%	5%	4%	4%
Discount amortization %	268.20%	6.92%	32.27%	11.89%	FICO: >= 801	1%	1%	1%	5%
Annualized interest income / avg. amt. cost	559.76%	92.48%	82.18%	54.11%	Unknown	0%	0%	1%	1%

FVO: Residential CES Non-prime					Conforming at Origination %	37%	41%	50%	49%
Coupon income	$223	$71	$128	$-	> $1 MM %	19%	17%	12%	13%
Average fair-value	$1,468	$2,595	$576	$-
Annualized interest income / avg. fair-value	60.84%	10.88%	88.89%	-	2nd Home %	7%	6%	5%	6%
					Investment Home %	7%	9%	10%	11%
Underlying Loan Characteristics
					Purchase	36%	37%	38%	37%
Number of loans	78,456	103,292	74,301	73,658	Cash Out Refi	45%	44%	43%	44%
Total loan face	$30,954,928	$38,167,452	$23,601,231	$22,895,942	Rate-Term Refi	19%	18%	18%	19%
Average loan size	$395	$370	$318	$311	Construction	0%	0%	0%	0%
					Other	0%	0%	0%	0%
Year 2008 origination	0%	0%	0%	0%
Year 2007 origination	34%	26%	32%	26%	Full Doc	24%	24%	27%	25%
Year 2006 origination	31%	30%	29%	32%	No Doc	4%	4%	1%	1%
Year 2005 origination	22%	28%	22%	23%	Other Doc (Lim, Red, Stated, etc)	71%	69%	66%	69%
Year 2004 origination and earlier	13%	16%	17%	19%	Unknown/Not Categorized	1%	4%	7%	5%

					2-4 Family	4%	5%	5%	5%
					Condo	10%	11%	10%	10%
					Single Family	86%	85%	85%	84%
					Other	0%	0%	0%	0%

THE REDWOOD REVIEW 3RD QUARTER 2008	Table 12B: Residential Non-prime CES at Redwood and Underlying Loan Characteristics

Table 13: Residential Real Estate Loan Characteristics ($ in thousands)

	2008	2008	2008	2007	2007	2007	2007	2006	2006
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3

Residential Loans	$6,070,083	$6,322,868	$6,702,726	$7,106,018	$7,546,529	$8,256,759	$8,582,964	$9,212,002	$9,718,985
Number of loans	18,035	18,706	19,801	21,000	21,981	24,452	25,579	27,695	31,744
Average loan size	$337	$338	$339	$338	$343	$338	$336	$333	$306

Adjustable %	67%	67%	67%	68%	69%	71%	79%	85%	89%
Hybrid %	33%	33%	33%	32%	31%	29%	20%	15%	11%
Fixed %	0%	0%	0%	0%	0%	0%	1%	0%	0%

Amortizing %	0%	5%	5%	5%	5%	5%	4%	3%	3%
Interest-only %	95%	95%	95%	95%	95%	95%	96%	97%	97%
Negatively amortizing %	5%	0%	0%	0%	0%	0%	0%	0%	0%

Southern California	15%	15%	15%	14%	15%	14%	14%	13%	12%
Northern California	11%	11%	11%	10%	10%	11%	10%	10%	10%
Florida	13%	13%	13%	13%	12%	12%	13%	12%	12%
New York	6%	6%	6%	6%	6%	6%	6%	6%	6%
Georgia	4%	4%	4%	4%	4%	4%	5%	5%	5%
New Jersey	4%	4%	4%	4%	4%	4%	4%	4%	4%
Texas	4%	4%	4%	5%	5%	5%	5%	5%	5%
Arizona	3%	3%	3%	4%	4%	4%	4%	4%	4%
Illinois	3%	3%	3%	3%	3%	3%	3%	3%	3%
Colorado	3%	3%	3%	3%	3%	3%	3%	4%	4%
Virginia	3%	3%	3%	3%	3%	3%	3%	3%	3%
Other states (none greater than 3%)	31%	30%	30%	31%	31%	31%	30%	31%	32%

Year 2008 origination	0%	0%	0%	0%	0%	0%	0%	0%	0%
Year 2007 origination	13%	13%	13%	13%	12%	11%	3%	0%	0%
Year 2006 origination	21%	21%	20%	20%	19%	18%	19%	17%	10%
Year 2005 origination	5%	5%	5%	5%	5%	5%	5%	5%	5%
Year 2004 origination or earlier	61%	61%	62%	62%	64%	66%	73%	78%	85%

Wtd Avg Original LTV	69%	69%	69%	69%	68%	68%	68%	68%	68%
Original LTV: 0 - 50	15%	15%	15%	15%	15%	15%	15%	16%	15%
Original LTV: 50 - 60	11%	11%	11%	11%	11%	11%	12%	12%	12%
Original LTV: 60 - 70	19%	19%	19%	19%	19%	20%	20%	20%	20%
Original LTV: 70 - 80	49%	49%	49%	48%	48%	47%	46%	45%	46%
Original LTV: 80 - 90	2%	2%	2%	2%	2%	2%	2%	2%	2%
Original LTV: 90 - 100	4%	4%	4%	5%	5%	5%	5%	5%	5%

Wtg Avg FICO	732	732	732	732	732	732	727	733	730
FICO: <= 600	1%	1%	1%	1%	1%	1%	1%	1%	1%
FICO: 601 -620	1%	1%	1%	1%	1%	1%	1%	1%	1%
FICO: 621 - 640	1%	1%	2%	1%	2%	2%	2%	1%	1%
FICO: 641 -660	3%	3%	3%	3%	3%	3%	3%	3%	3%
FICO: 661 - 680	7%	8%	7%	7%	7%	7%	7%	8%	8%
FICO: 681 - 700	12%	12%	12%	12%	12%	12%	12%	12%	12%
FICO: 701 - 720	13%	14%	13%	14%	13%	14%	14%	14%	14%
FICO: 721 - 740	13%	14%	13%	13%	13%	13%	13%	13%	14%
FICO: 741 - 760	15%	15%	15%	15%	15%	15%	15%	15%	15%
FICO: 761 - 780	17%	17%	17%	17%	17%	17%	17%	17%	17%
FICO: 781 - 800	13%	13%	13%	13%	13%	13%	12%	12%	12%
FICO: >= 801	4%	4%	4%	3%	4%	4%	3%	3%	2%

Conforming balance at origination %	34%	33%	34%	34%	35%	35%	37%	38%	41%
% balance in loans > $1mm per loan	15%	15%	15%	15%	15%	15%	16%	18%	14%

2nd home %	11%	11%	11%	11%	11%	11%	11%	11%	11%
Investment home %	3%	3%	3%	3%	3%	3%	3%	3%	3%

Purchase	36%	36%	36%	36%	36%	35%	35%	34%	34%
Cash out refinance	32%	32%	32%	32%	32%	32%	31%	32%	32%
Rate-term refinance	30%	30%	30%	30%	31%	31%	32%	32%	32%
Construction	0%	0%	0%	0%	0%	0%	0%	0%	0%
Other	2%	2%	2%	2%	2%	2%	2%	2%	2%

THE REDWOOD REVIEW 3RD QUARTER 2008	Table 13: Residential Real Estate Loan Characteristics	73

Table 14: Commercial Real Estate Loans Credit Performance ($ in thousands)	74

			Managed Loans	Internally-Designated Credit Reserve	External Credit Enhancement	Total Credit Protection (2)	Total Credit Protection as % of Loans	Seriously Delinquent Loans	Seriously Delinquent Loan % of Current Balance	Total Credit Losses	Third Parties' Share of Net Charge-offs/ (Recoveries)	Redwood's Share of Net Charge-offs/ (Recoveries)	Total Credit Losses As % of Loans (Annualized)

Total Managed	Q3: 2006		$58,106,355	$266,523	$678,489	$945,012	1.63%	$70,586	0.12%	$2,167	$1,705	$462	0.01%
Commercial	Q4: 2006		57,789,159	303,481	472,669	776,150	1.34%	64,367	0.11%	1,156	1,132	24	0.01%
Portfolio	2006		57,789,159	303,481	472,669	776,150	1.34%	64,367	0.11%	4,876	4,355	521	0.03%
	Q1: 2007		57,450,042	304,955	551,917	856,872	1.49%	77,726	0.14%	2,688	1,417	1,271	0.02%
	Q2: 2007		63,626,147	321,234	584,706	905,940	1.42%	73,104	0.10%	72	30	42	0.00%
	Q3: 2007		65,030,244	320,987	577,447	898,434	1.38%	181,473	0.28%	680	408	272	0.00%
	Q4: 2007		61,776,102	328,945	427,868	756,813	1.23%	183,093	0.30%	1,952	1,171	781	0.01%
	2007		61,776,102	328,945	427,868	756,813	1.23%	183,093	0.30%	5,392	3,026	2,366	0.01%
	Q1: 2008	(1)	54,746,581	389,014	63,299	452,313	0.83%	227,494	0.42%	42	4	38	0.00%
	Q2: 2008		49,370,254	395,113	63,297	458,410	0.93%	390,117	0.79%	13,756	8,254	5,502	0.03%
	Q3: 2008		$49,028,984	$481,286	$63,297	$544,583	1.11%	$472,840	0.96%	$6,508	$3,775	$2,733	0.01%

Commercial	Q3: 2006		$42,384	$8,141	$0	$8,141	19.21%	$0	0.00%	$0	$0	$0	0.00%
Real Estate	Q4: 2006		38,360	8,141	-	8,141	21.22%	-	0.00%	-	-	-	0.00%
Loans	2006		38,360	8,141	-	8,141	21.22%	-	0.00%	35	-	35	0.36%
	Q1: 2007		38,394	10,489	-	10,489	27.32%	-	0.00%	-	-	-	0.00%
	Q2: 2007		38,311	10,489	-	10,489	27.38%	-	0.00%	-	-	-	0.00%
	Q3: 2007		38,224	10,489	-	10,489	34.07%	-	0.00%	-	-	-	0.00%
	Q4: 2007		38,111	10,489	-	10,489	27.52%	-	0.00%	-	-	-	0.00%
	2007		38,111	10,489	-	10,489	27.52%	-	0.00%	-	-	-	0.00%
	Q1: 2008	(1)	10,645	10,626	-	10,626	99.82%	-	0.00%	-	-	-	0.00%
	Q2: 2008		10,643	10,626	-	10,626	99.84%	-	0.00%	-	-	-	0.00%
	Q3: 2008		$10,642	$10,626	$0	$10,626	99.85%	$0	0.00%	$0	$0	$0	0.00%

Commercial	Q3: 2006		$58,063,971	$258,382	$678,489	$936,871	1.61%	$70,586	0.12%	$2,167	$1,705	$462	0.01%
CES	Q4: 2006		57,750,799	295,340	472,669	768,009	1.33%	64,367	0.11%	1,156	1,132	24	0.01%
	2006		57,750,799	295,340	472,669	768,009	1.33%	64,367	0.11%	4,841	4,355	486	0.01%
	Q1: 2007		57,411,648	294,466	551,917	846,383	1.47%	77,726	0.14%	2,688	1,417	1,271	0.02%
	Q2: 2007		63,587,836	310,745	584,706	895,451	1.41%	73,104	0.10%	72	30	42	0.00%
	Q3: 2007		64,999,460	310,498	577,447	887,945	1.37%	181,473	0.28%	680	408	272	0.00%
	Q4: 2007		61,737,991	318,456	427,868	746,324	1.21%	183,093	0.30%	1,952	1,171	781	0.01%
	2007		61,737,991	318,456	427,868	746,324	1.21%	183,093	0.30%	5,392	3,026	2,366	0.01%
	Q1: 2008	(1)	54,735,936	378,388	63,299	441,687	0.81%	227,494	0.42%	42	4	38	0.00%
	Q2: 2008		49,359,611	384,487	63,297	447,784	0.91%	390,117	0.79%	13,756	8,254	5,502	0.03%
	Q3: 2008		$49,018,342	$470,660	$63,297	$533,957	1.09%	$472,840	0.96%	$6,508	$3,775	$2,733	0.01%

(1) As of January 1, 2008 balances includes loans and CES held by Redwood only.

(2) The credit reserve on commercial real estate loans is only available to absorb losses on our commercial real estate loan portfolio. Internally-designated credit reserves and external credit enhancement are only available to absorb losses on the commercial CES. The credit enhancement balances shown above do not include pari passu CES owned by others. If we had included these amounts, the total credit protection would increase to 1.49% for commercial CES compared to the 1.09% shown in the table above.

THE REDWOOD REVIEW 3RD QUARTER 2008	Table 14: Commercial Real Estate Loans Credit Performance

Table 15: Commercial CES at Redwood Underlying Loan Characteristics ($ in thousands)

	2008	2008	2008
	Q3	Q2	Q1

Commercial CES Loans	$49,018,342	$49,359,611	$54,735,936
Number of loans	3,310	3,351	3,407
Average face value	$14,809	$14,758	$14,629

State Distribution
CA	15%	15%	15%
NY	13%	13%	13%
TX	9%	9%	9%
VA	5%	5%	5%
FL	6%	6%	6%
Other	52%	52%	52%

Property Type Distribution
Office	38%	39%	39%
Retail	28%	28%	28%
Multi-family	16%	16%	16%
Hospitality	7%	7%	7%
Self-storage	3%	3%	3%
Industrial	4%	4%	4%
Other	4%	4%	4%

Weighted average LTV	68%	70%	70%

Weighted average debt service coverage ratio	1.60	1.62	1.60

THE REDWOOD REVIEW 3RD QUARTER 2008	Table 15: Commercial CES at Redwood Underlying Loan Characteristics	75

Table 16: Securities at Redwood Market Value as a % of Principal ($ in millions)	76

	<=2004		2005		2006		2007		2008		Total
	Value	%	Value	%	Value	%	Value	%	Value	%	Value	%

Prime
Resi - IGS
AAA	$1	86%	$3	63%	$10	65%	$-	0%	$-	0%	$14	67%
AA	14	57%	14	45%	-	0%	3	53%	2	36%	33	49%
A	8	37%	-	0%	3	16%	-	0%	1	23%	12	28%
BBB	6	39%	1	14%	-	0%	-	0%	-	0%	7	29%
Resi - IGS Total	29	46%	18	42%	13	40%	3	53%	3	24%	66	42%

Resi - CES
BB	$8	23%	$3	10%	$-	0%	$1	8%	$-	0%	$12	16%
B	11	30%	-	0%	1	11%	1	7%	-	0%	13	21%
NR	13	12%	1	3%	1	2%	1	3%	-	0%	16	8%
Resi - CES Total	32	18%	4	6%	2	4%	3	4%	-	0%	41	11%

Total Prime	$61	25%	$22	19%	$15	22%	$6	9%	$3	14%	$107	21%

Nonprime
Resi - IGS
AAA	$-	0%	$24	52%	$10	55%	$13	75%	$-	0%	$47	57%
Resi - IGS Total	-	0%	24	52%	10	55%	13	75%	-	0%	47	57%

Resi - CES
B	-	0%	-	0%	-	0%	2	18%	-	0%	2	10%
NR	1	2%	1	2%	-	0%	2	1%	-	0%	4	2%
Resi - CES Total	1	2%	1	2%	-	0%	4	2%	-	0%	6	2%

Total Nonprime	$1	2%	$25	26%	$10	14%	$17	10%	$-	0%	$53	14%

CMBS
Comm - CES
BB	$4	44%	$-	0%	$1	21%	$2	16%	$-	0%	$7	26%
B	-	0%	-	0%	4	17%	4	14%	-	0%	8	16%
NR	9	23%	14	11%	22	9%	4	10%	-	0%	49	11%
Comm - CES Total	13	27%	14	11%	27	10%	10	12%	-	0%	64	12%

Total CMBS	$13	27%	$14	11%	$27	10%	$10	12%	$-	0%	$64	12%

CDO
CDO - IGS
AA	-	0%	4	21%	-	0%	-	0%	-	0%	4	21%
CDO - IGS Total	-	0%	4	21%	-	0%	-	0%	-	0%	4	21%

Total CDO	$-	0%	$4	21%	$-	0%	$-	0%	$-	0%	$4	21%

THE REDWOOD REVIEW 3RD QUARTER 2008	Table 16 September 30, 2008 Securities at Redwood Market Value as a % of Principal

Table 17: Components of Book Value at June 30, 2008 ($ in millions, except per share data)

				Management's
				Estimate of
				Economic
	As Reported			Value
Real estate securities (excluding Sequoia and Acacia)
Residential	$247			$247
Commercial	91			91
CDO	15			15
Subtotal real estate securities	353			353

Cash and cash equivalents	148			148
Investments in The Fund	47			47
Investments in Sequoia	140	(65)	(a)	75
Investments in Acacia	41	(22)	(b)	19
Other assets/liabilities, net (d)	(15)			(15)
Subordinated notes	(150)	78	(c)	(72)
Stockholders' Equity	$564			$555

Book Value Per Share	$17.00			$16.72

(a) Our actual Sequoia investments consist of CES, IGS, and IOs acquired by Redwood from the Sequoia entities. We calculated the $75 million estimate of economic value for these securities using the same valuation process that we followed to fair value all other real estate securities. In contrast, the $140 million of GAAP carrying value of these investments represents the difference between residential real estate loans owned by the Sequoia entities and the asset-backed securities (ABS) issued by those entities to third party investors. We account for these loans and ABS issued at cost, not at fair value. This is the primary reason for the $65 million disparity between the GAAP carrying value and our estimate of economic value.

(b) Our actual Acacia investments consist of equity interests, and to a lesser extent ABS issued, that we acquired from the Acacia entities. The $19 million estimate of economic value of our investment interests in the Acacia entities represents the net present value of projected cash flows from our Acacia investments and management fees discounted at 45%, except for the Acacia ABS issued that we recently repurchased at substantial discounts from face value, which are valued at cost. The reason for the difference between economic and GAAP carrying values is complex and relates to a significant difference in valuation methodology. This difference is discussed in detail in the Investments in Acacia section in this Review.

(c) We have issued $150 million of 30-year subordinated notes at an interest rate of LIBOR plus 225 basis points. Under GAAP, these notes are carried at cost. Economic value is difficult to estimate with precision as the market of the notes is currently inactive. We estimated the $72 million economic value using the same valuation process used to fair value our other financial assets and liabilities. Estimated economic value is $78 million lower than our GAAP carrying value because given the significant overall contraction in credit availability and re-pricing of credit risk, if we had issued these subordinated notes at March 31, 2008, investors would have required a substantially higher interest rate.

(d) Other assets/liabilities, net are comprised of real estate loans of $4 million, restricted cash of $2 million, $8 million of deferred taxes, $5 million of accrued interest, and other assets of $11 million, less Redwood debt of $9 million, accruals of $8 million, dividends payable of $25 million, and other liabilities of $3 million.

THE REDWOOD REVIEW 3RD QUARTER 2008	Table 17: Components of Book Value at June 30, 2008	77

Redwood Trust Corporate Information

Executive Officers:

George E. Bull, III
Chairman of the Board and
Chief Executive Officer

Douglas B. Hansen
President

Martin S. Hughes
Chief Financial Officer and
Co-Chief Operating Officer

Brett D. Nicholas
Chief Investment Officer and
Co-Chief Operating Officer

Harold F. Zagunis
Managing Director and
Controller

Stock Listing:
The Company’s common stock is traded
on the New York Stock Exchange under
the symbol RWT

Corporate Office:
One Belvedere Place, Suite 300
Mill Valley, California 94941
Telephone: 415-389-7373

Investor Relations:
Paula Kwok
Assistant Vice President
Mike McMahon
Managing Director
IR Hotline: 866-269-4976
Telephone: 415-389-7373
Email: investorrelations@redwoodtrust.com

Directors:

George E. Bull, III
Chairman of the Board and
Chief Executive Officer

Douglas B. Hansen
President

Richard D. Baum
Executive Director,
California Commission for
Economic Development

Thomas C. Brown
CEO, Urban Bay Properties, Inc.

Mariann Byerwalter
Chairman, JDN Corporate
Advisory, LLC

Greg H. Kubicek
President, The Holt Group, Inc.

Georganne C. Proctor
Executive Vice President and
Chief Financial Officer, TIAA-CREF

Charles J. Toeniskoetter
Chairman, Toeniskoetter & Breeding, Inc.
Development

David L. Tyler
Private Investor

Transfer Agent:
Computershare
2 North LaSalle Street
Chicago, IL 60602
Telephone: 888-472-1955

For more information about Redwood Trust, please visit our website at: www.redwoodtrust.com